UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material pursuant to §240.14a-12

XCEL ENERGY INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Xcel Energy®

Destination 2050
Building the Future

2019 NOTICE OF ANNUAL MEETING AND **PROXY STATEMENT**

Xcel Energy(R)Destination Building the Future2019 NOTICE OF ANNUALMEETING AND PROXY STATEMENT

We are keenly focused on achieving our industry-leading vision for

100 percent carbon-free energy by 2050. At the same time we are grounded in our values – Committed, Connected, Safe, Trustworthy – which guide us as we serve customers in ways that protect public safety, drive economic growth, protect the environment and move our communities forward.

We’re building the future, today.

Ben Fowke Chairman of the Board, President and Chief Executive Officer

April 1, 2019

Dear Fellow Shareholders:

Xcel Energy looks forward to welcoming you to Pueblo, Colorado for our 2019 Annual Shareholders’ Meeting! We have many exciting things underway across our service territories and I look forward to showcasing our operations, community involvement, and team in our western territory.

2018 was another great year for Xcel Energy. Highlights of the year include:

•	Meeting or exceeding our annual ongoing earnings guidance for the 14th consecutive year
•	Increasing our dividend for the 15th consecutive year
•	Exceeding total shareholder return for our 21-member industry peer group on a one-, three-, and five-year basis
•	Executing our clean energy strategy and leading the industry in pursuing a carbon-free energy future
•	Delivering strong operational results

We have many opportunities in front of us, including strategic investments that will serve our customers and our shareholders well into the future. Xcel Energy’s future is indeed bright, and I look forward to sharing more with you regarding our plans for:

•	Providing shareholders and customers value through the pursuit of carbon-free electricity
•	Enhancing our customers’ experience through innovative products and excellent service that builds loyalty and satisfaction
•	Keeping customer bills low, all while delivering outstanding service and value

Details for meeting attendance are included in this proxy statement. You can also listen to the meeting via webcast at www.xcelenergy.com.

Also enclosed are details for how and when to vote and other important information. Your vote is very important, so please cast it promptly.

Thank you for your confidence in us. I hope to see you in Pueblo.

Sincerely,

Ben Fowke

Chairman, President and Chief Executive Officer

Chris Policinski Lead Independent Director

April 1, 2019

Dear Fellow Shareholders:

On behalf of the Board of Directors, I join Ben in inviting you to Xcel Energy’s 2019 Annual Shareholders’ Meeting. Your Board is committed to effective governance that delivers both strong results for you and great value for customers.

We are proud to have delivered those results consistently over time. Our sound governance practices combine the benefits of strong, independent oversight with broad expertise and strong management that — working together — allow us to successfully execute innovative strategies in a complex and changing industry. Our practices ensure effective Board operations, encourage independent thought and judgment, and execute appropriate levels of Board oversight to produce these consistent and strong results.

We are committed not only to delivering outstanding results, but also representing your interests. These and other practices are detailed in the proxy statement, which I encourage you to review as you cast your vote.

As your Lead Independent Director, I am focused on the important obligations that our Board owes to you, our shareholders. My responsibilities include reviewing and approving the agenda for our Board meetings to ensure they cover key areas of Company focus, working with the Chairman to provide the directors information needed to effectively govern, developing and executing succession plans for both the Board and management to ensure strong independent oversight over the long term, and acting as a regular communications channel between our independent directors and our chief executive officer — duties all designed to ensure the efficient operations of the Board and effective oversight of the Company.

2018 was another great year for Xcel Energy. It is my privilege to serve as Xcel Energy’s Lead Independent Director, and I look forward to continuing my service to the Company. Know that your Board remains focused on delivering value to you, today and long into the future.

Thank you for investing in Xcel Energy. We look forward to seeing you in Pueblo.

Sincerely,

Chris Policinski

Lead Independent Director

Driving Directions	Inside Back Cover

Annual Meeting Guidelines	Back Cover

Forward-Looking Statements

The statements contained in this proxy statement about our future performance, including, without limitation, future financial and operational results, strategies, prospects, consequences and all other statements that are not purely historical, are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Although we believe that our expectations are based on information currently available and on reasonable assumptions, we can give no assurance they will be achieved. There are a number of risks and uncertainties that could cause actual results to differ materially from any forward-looking statements made herein. A discussion of some of these risks and uncertainties is contained in our Annual Report on Form 10-K and subsequent reports on Form 8-K filed with the Securities and Exchange Commission (“SEC”), and available on our website: www.xcelenergy.com. These reports address in further detail our business, industry issues and other factors that could cause actual results to differ materially from those indicated in this proxy statement. In addition, any forward-looking statements included herein represent our estimates only as of the date hereof and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even if our internal estimates change, unless otherwise required by applicable securities laws.

Xcel Energy Inc. 414 Nicollet Mall, Minneapolis, MN 55401	Notice of 2019 Annual Shareholders’ Meeting

Meeting Information

Voting Information

•   Please act as soon as possible to vote your shares, even if you plan to attend the annual meeting.

•   Your broker will NOT be able to vote your shares on the election of directors and advisory vote on executive compensation presented at the meeting unless you have given your broker specific instructions to do so. We strongly encourage you to vote.

•   You may vote via the internet, by telephone, or, if you have received a printed version of these proxy materials, by mail.

•   See “Questions and Answers about the Proxy Materials and the Annual Meeting” beginning on page 63 of this proxy statement for more information.

Time and Date	11:00 a.m. MDT May 15, 2019
Attend in Person	Pueblo Convention Center 320 Central Main Street Pueblo, Colorado 81003
Record Date	March 21, 2019

Annual Meeting Agenda

Proposals

1.	Election of 13 directors named in the proxy statement

2.	Approval of executive compensation in an advisory vote

3.	Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2019

4.	Transaction of other business that may properly come before the meeting

Attending in Person

•	You do not need to attend the annual meeting to vote if you submit your proxy in advance.
•	To attend the annual meeting, you will need to:
◾	provide proof of your stock ownership as of the record date;
◾	make a reservation as described on page 66; and
◾	provide government-issued photo identification (such as a driver’s license) prior to entering the meeting.
•	Doors open at 10:45 a.m. MDT
•	Meeting starts at 11:00 a.m. MDT
•

Please refer to the Questions and Answers Section under “Are there any rules regarding admission to the Annual Meeting?” on page 65 and “How do I make a reservation to attend the Annual Meeting?” on page 66.

Notice of Internet Availability of Proxy Materials or this proxy statement and proxy card are being distributed on or about April 1, 2019. Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 15, 2019: Our 2019 proxy statement and Annual Report are available free of charge at www.proxydocs.com/xel

You are receiving these proxy materials in connection with the solicitation by the Board of Directors (“Board”) of Xcel Energy Inc. (referred to in this proxy statement as “Xcel Energy,” the “Company,” “we,” “us,” and “our”) of proxies to be voted at Xcel Energy’s 2019 Annual Meeting of Shareholders. Please vote on the proposals described in this proxy statement.

Thank you for investing in Xcel Energy.

PROXY SUMMARY

Proxy Summary Voting Matters and Board Recommendations: Board Vote Recommendation Page Reference (for more detail) Proposal No.1 Election of Directors Candidates provide the needed experience and expertise to govern the Company and ensure strong independent oversight. FOR each nominee Page 21 Proposal No.2 Advisory Vote on Executive Compensation Xcel Energy's executive compensation plan is market based, performance driven, and aligned with shareholder interests. FOR Page 31 Proposal No.3 Ratification of the Appointment of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm for 2019 All independence standards have been met and sound practices are employed to ensure strong, independent financial governance. FOR Page 60 How to Vote If you held shares of Xcel Energy common stock as of the record date (March 21, 2019), you are entitled to vote at the annual meeting. By Internet - Go to the website at www.proxypush.com/xel, 24 hours a day, seven days a week. You will need the control number that appears on your proxy card or on your Notice of Internet Availability of Proxy Materials. By Telephone - Call 1-866-883-3382, 24 hours a day, seven days a week. You will need the control number that appears on your proxy card. By Mail - If you received a full paper set of materials, date and sign your proxy card exactly as your name appears on your proxy card and mail it in the enclosed, postage-paid envelope. If you received a Notice of Internet Availability of Proxy Materials, you may request a proxy card by following the instructions in your Notice. You do not need to mail the proxy card if you are voting by internet or telephone. In Person - At the annual meeting.

Destination 2050	1

PROXY SUMMARY

Corporate Governance Our proven track record of strong financial and operational performance is rooted in a foundation of sound governance practices, an engaged and talented Board, and a focus on corporate culture. Sound Practices Right Structure Shareholder Rights Governance Best Practices 12 of 13 Independent Members Annual election of directors by majority vote Regular executive sessions Strong Independent Lead Director, elected annually Annual advisory vote on executive compensation Board and management succession plans Annual committee assignments Proxy access adopted Tenure and overboarding policies Effective Oversight Strategy and Direction Performance Monitoring Key Focus Areas Annual strategy session Agendas focused on execution and performance Operations Capital management Annual enterprise and compliance risk assessments Board and committee evaluations Risk management Annual charter reviews and updates Scorecard governance Environmental Diverse and Engaged Board Experience Diversity Engagement 5 of 13 have Fortune 500 CEO experience 5 of 13 self-identify as female and/or minority 97.4% attendance at Board and Committee meetings 7 of 13 have public company c-suite experience 9 years average tenure Site visits to key locations, including nuclear 8 of 13 have environmental experience Wide range of business, leadership, and community experience Engagements with outside experts Xcel Energy's Values Xcel Energy's strong corporate culture is rooted in our values. In 2018, the Board adopted and committed to a refreshed set of corporate values that guides all that we do.

2	Destination 2050

PROXY SUMMARY

Financial Results

Strong Total Shareholder Return

Xcel Energy
21-Member Peer Group Average
EEI Investor-Owned Electrics
S&P 500
5.8%
4.1%
3.7%
-4.4%
51.1%
34.6%
36.0%
30.4%
109.5%
65.9%
68.5%
50.3%
One Year
Three Year
Five Year

Proven Track Record

Increased dividend for 15 consecutive years

(2) Compound Average Growth Rate.

Positioned for the Future

$3.7B **Planned Wind Investment**

$1.3B **Planned Advanced Grid Investment**

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT Financial Results Our strategy has allowed us to deliver strong results for shareholders, customers and policymakers alike. 2018 results extend our track record of solid performance. Strong Total Shareholder Return Proven Track Record Met or exceeded ongoing EPS guidance for 14 consecutive years Increased dividend for 15 consecutive years 2017-2018 2005 YE-2018 YE CAGR Ongoing EPS Growth(1) 7.4% 6.1% Dividend Growth 5.6% 4.5% Stock Price 2.4% 7.8% 1 Ongoing EPS is a non-GAAP number and is defined in Exhibit A, which reconciles this amount to GAAP EPS for each period. (2) Compound Average Growth Rate. Positioned for the Future $3.7B Planned Wind Investment $1.3B Planned Advanced Grid Investment Additional growth opportunities in clean energy, electrification, and economic development support a 5 to 7 percent growth rate

Destination 2050	3

PROXY SUMMARY

Strategic Priorities Our strategic priorities sharpen our focus and set the course for delivering outstanding results over the long term. Lead the Clean Energy Transition First US utility to set a goal of 100 percent carbon-free electricity by 2050 On track to reduce the carbon emissions from electricity serving our customers by 80 percent by 2030 compared to 2005 levels Positioned for cross-industry growth through electrification Keep Bills Low Extensive suite of efficiency programs Disciplined cost management across the enterprise Steel for Fuel projects lower bills while reducing carbon * Source: Based on data reported to the EIA. Figures are annual average of monthly bills, excluding taxes and franchise fees. Enhance the Customer Experience 99.9% electric service reliability $194 million invested in natural gas safety upgrades Several 100% renewable electricity options available to customers, with more in development Supporting electric vehicle use through in-home charging, public infrastructure, and partnerships New capabilities that improve convenience and enhance communication, driving increased customer satisfaction

4	Destination 2050

PROXY SUMMARY

Corporate Responsibility We are proud to play a unique and important role in supporting customers and communities as we transition to a cleaner energy supply mix. Environmental Responsibility Cleaner Air 91% reduction in mercury emissions 77% reduction in SO2 emissions 78% reduction in NOx emissions 28% reduction in coal ash Energy Efficiency Saved enough energy to supply 149,000 homes with a year's worth of electricity Social Responsibility Active support for communities 90,000 employee volunteer hours 400 community board seats $11 million contributed to nonprofits Engaging and Rewarding Workplace 100 Best Corporate Citizens, Corporate Responsibility Magazine Human Rights Campaign Best Place to work for LGBTQ Equality, achieving 100 points on the Corporate Equality Index Military Times Best for Vets employer Governance Strong Governance and Clear and Transparent Disclosure Regular updates on emerging ESG issues Early adopter of Edison Electric Institute environmental reporting Carbon report confirming carbon goals and strategies via scientific analysis (issued March 2019) Political contributions policy and annual reporting

Destination 2050	5

PROXY SUMMARY

Results-Driven Compensation Our compensation and programs are performance-based, market-competitive, and aligned with our strategic priorities, linking incentive opportunities to the performance expected of us by our shareholders and customers. Performance Based Majority of executive compensation is at risk Motivates achievement of financial, operational and environmental goals Chairman, President and CEO All Other NEOs (average) Market Competitive Program design and metrics set annually Set in consideration of 21-member industry peer group Enables us to attract and retain talented leaders Aligned with Strategic Objectives Long-Term Incentive Grants 50% 30% 20% Total Shareholder Returns Carbon Reductions Time-Based Create Shareholder Value Execute Key Environmental Initiatives Retain Top Talent

6	Destination 2050

CORPORATE GOVERNANCE

Corporate Governance

Serving shareholders well is a key priority for your Board. We believe that the most effective oversight comes from:

•	Strong and effective practices in corporate governance and ethical business conduct, as these practices create the business culture that drives successful performance.

•	Directors who bring a diverse range of experiences and perspectives to provide the collective skills, qualifications and attributes needed to provide sound governance.

•

An engaged Board that works well as a whole and plans for its own refreshment, with members bringing their experience to the table and dialoguing freely with both each other and management to create an environment of well-functioning oversight.

Xcel Energy has the practices, the Board, and the management team to deliver consistent and strong results for shareholders.

We regularly monitor issues and trends in corporate governance and employ practices that best serve shareholders. Current practices include:

•

Leadership and organization most appropriate to our business. Ours is a rapidly changing business that benefits from industry experience and expertise coupled with strong independent oversight. Through the roles of the Chairman and CEO, Lead Independent Director, and committees of independent directors, we are best positioned to continue delivering strong results. We annually review and confirm this structure to ensure it remains the best suited for our business.

•

Sound practices to ensure effective Board operations and independent oversight. To ensure the Board remains focused on the right issues over time, Xcel Energy employs sound practices to regularly assess enterprise risks and industry trends and then refreshes charters and practices as appropriate.

•

Effective Board planning and succession. Succession planning is important for both management and the Board. We employ good practices to ensure regular and planned Board refreshment while maintaining valuable and reasonable continuity to ensure effective oversight over the long term.

•

Strong governance practices. Serving shareholders well is a top priority for Xcel Energy. We keep abreast of developments in corporate governance and practices and adopt those that best serve our shareholders.

•

Regular oversight of key corporate policies. Our governance practices set the foundation for excellent management and operations for the Company. Corporate policies communicate expectations to employees so that they understand and adhere to good business conduct.

Highlights of our practices are summarized on the following table, followed by additional explanation of key features.

Summary of Governance Practices
Structure
Lead Independent Director	Specified duties ensure robust independent oversight and effective flow of information between management and independent directors. Governance structure is reviewed and approved annually.
Committees	Membership and chairs are reviewed annually and are set to both leverage directors’ expertise and provide development opportunities to promote effective oversight over the long term.
Independence and Expertise

The Governance, Compensation and Nominating Committee (“GCN”) regularly reviews and validates director independence and assesses desired expertise for potential new directors to ensure the Board is well positioned to effectively manage risks and execute strategies. The Board also regularly determines which directors qualify as Audit Committee financial experts and meet independence standards under the requirements of Nasdaq and the Securities and Exchange Commission.

Practices
Risk Management

Regular updates on enterprise risks are provided to the Board, which then assigns new and emerging risks to the appropriate committee. Regular updates on compliance risks and legal risks are provided to the Audit Committee, which oversees plans to mitigate those risks.

Strategy Session

The Board holds a regular session to review industry landscape, hear from outside experts and refine strategies for execution. The Board and committees receive updates throughout the year on progress made on the key initiatives to execute those strategies.

Annual Evaluations

The Board employs a formal and regular process for evaluating the effectiveness of Board and committee operations including surveys, individual director conversations with the Lead Independent Director, and executive session discussions at both the Board and committee levels to address identified areas for improvement.

Training

Every committee regularly identifies topics and dedicates committee time to training that keeps them fresh on emerging issues and best practices. Directors are also encouraged to participate in topical conferences and off-site training opportunities, including specialized training in overseeing nuclear operations, audit committee issues, and industry topics.

Destination 2050	7

CORPORATE GOVERNANCE

Summary of Governance Practices
Tenure Policies
Term Limit

Directors may not serve on the Board for more than 15 years (directors at the time of the merger in 2000 are exempt from this requirement). Having this requirement, coupled with the mandatory retirement age, is rare among our peers and most public companies and provides an additional impetus to board refreshment.

Mandatory Retirement	Directors must retire on the day of the annual meeting of shareholders after turning age 72.
Change in Principal Employment	Directors must offer to resign upon any substantial change in principal employment.
Shareholder Rights
Shareholder Voting	Our shareholders have the opportunity to annually vote for directors, provide an advisory vote on executive compensation and ratify the selection of auditors.
No Supermajority	There are no supermajority voting provisions.
Opportunities to be Heard	We provide an open forum at our annual meeting as well as published lines of communication to our directors and management.
Proxy Access	Shareholders have the ability to include nominees for director candidates for nomination as directors in our proxy statement, in accordance with the terms of our bylaws.
Corporate Policies
Code of Conduct

Our Code of Conduct guides our actions and frames the honest and ethical practices needed for business success. The GCN Committee annually reviews the Code and requires annual training of directors, officers and employees.

Stock Ownership Requirements	Directors and executive officers are required to maintain specific levels of stock ownership.
Hedging and Pledging	We have in place policies that prohibit hedging and restrict pledging of our stock.
Political Contributions, Lobbying and Government Communications

Our policy governs our engagement with policymakers and holds us to high ethical standards. We provide more disclosure than required by law, including an annual disclosure of political contributions on Xcel Energy’s website.

Environmental	We are committed to environmental excellence, adhere to policies to ensure environmental compliance and adopt environmental initiatives that enhance value to customers and shareholders.

Leadership Structure and Roles

Our Board consists of a combined Chairman/CEO position, complemented with a Lead Independent Director chosen from our independent directors. This structure, along with other corporate governance practices discussed below, provides sound and independent oversight of the Company. The Board believes that this structure is best suited for the Company at this time and serves shareholders well. We annually review this structure to confirm it is most effective for our business.

The Chairman/CEO role brings to the Board important experience and expertise, both of the Company and our rapidly changing industry. The skills and experience of the CEO are well suited for the role of Chairman, putting the Board in the best position to assess key industry drivers, identify important changes in the energy and consumer landscape, and develop effective strategies. In light of the opportunities and challenges facing the Company and our industry, the Board believes that shareholders are best served by having a combined role of Chairman and CEO.

Mr. Fowke currently serves in this role, providing the benefit of his extensive experience in the regulated energy industry to both the Company and the Board. His thorough understanding of the opportunities and challenges facing the industry is valuable at both the Board and management levels. For example, he was recognized by Public Utility Fortnightly as one of the 2018 Top Forty industry innovators for Xcel Energy’s steel-for-fuel strategy that aggressively advances a clean energy agenda that benefits customers, shareholders and the environment. Under his leadership, Utility Dive, a publication covering news and providing analysis of the energy industry, recognized Xcel Energy as the 2018 Utility of the Year.

The Lead Independent Director likewise plays a critical role in our governance structure, working with both the independent directors and management to ensure the Company is well positioned with sound strategy, solid risk management and effective governance. The lead director role is well defined, with responsibilities consistent with best practice. Mr. Policinski serves in this role, having been elected to serve a one-year term in May 2018, his third consecutive year in this role.

The final piece of this governance structure is the independent directors. The Board currently includes twelve independent directors. Our directors are strong individuals, comfortable with their roles representing shareholders and maintaining objectivity in

8	Destination 2050

CORPORATE GOVERNANCE

the Board’s deliberations. They conduct business via a sound committee structure that governs risk management and mitigation as assigned by the Board and reports back to the Board through an efficient and effective process.

The Board believes that this structure ensures that directors receive the information, industry insights and direction needed to form successful strategies while maintaining the independence necessary to ensure effective governance and oversight. Our business is rather unique in that it is price-regulated, operates under a complex set of federal, state and local regulations, and is undergoing significant change. Working with the Lead Independent Director, the Chairman can lead the development of strategy, providing information and insight on the Company’s opportunities, challenges and performance.

Board of Directors	Lead Independent Director
Independent Oversight	Responsibilities (Per our Guidelines on Corporate Governance)

•  12 of 13 directors are independent.

•  Independent directors regularly meet in executive session without management present at both Board and committee meetings.

•  Each director may request items to be addressed at Board meetings.

•  Directors may request additional information from management at any time.

•  All committees are composed entirely of independent directors.

•  CEO performance is addressed annually by the GCN, and all independent members of the Board participate in the CEO’s performance evaluation.

•  Presides at all meetings of the Board at which the Chairman is not present.

•  Presides at all Board executive sessions of the independent directors.

•  Maintains regular communications with the independent directors, including an annual evaluation process.

•  Serves as a liaison between the Chairman and the independent directors.

•  Approves the agenda, materials provided to the directors and the meeting schedules.

•  Calls meetings of the independent directors, as necessary.

•  Consults and communicates with major shareholders, if requested.

•  Develops and maintains a process for CEO and Board succession planning with the GCN.

Term and Selection • Elected by the independent directors annually. • Is generally expected to serve for at least one, but no more than four, years.

Risk Oversight

A key accountability of the Board is the oversight of material risk, and our Board employs a strong process for doing so. As outlined below, management and each Board committee have responsibilities for overseeing the identification and mitigation of key risks and reporting their assessments, activities, and initiatives to the full Board.

Management identifies and analyzes risks to determine materiality and other attributes such as timing, probability and controllability. Management broadly considers our business, the utility industry, business and policy trends, the domestic and global economies, and the environment to determine enterprise risks and actions to mitigate them. We also have a solid program to identify, assess, manage and mitigate compliance risks.

Key Components of Management’s Oversight and Mitigation of Risk

Identify and analyze materiality of risks through:

•  Formal key risk assessment

•  Financial disclosure process

•  Hazard risk management process

•  Internal auditing and compliance with financial and operational controls

•  Business planning process

•  Development of strategic goals and key performance indicators

Destination 2050	9

CORPORATE GOVERNANCE

Key Components of Management’s Oversight and Mitigation of Risk

Provide regular presentations to the Board regarding risk assessment and mitigation, including:	• Comprehensive risk overview • Legal and regulatory risks • Operating risks • Financial risks • Compliance risks • Environmental risks

Manage and mitigate risks through use of management structures and groups, including:	• Management councils • Management risk committees • Advice from internal corporate areas

Employ a robust compliance program for the mitigation of risk, including:

•  Adherence to our Code of Conduct and other compliance policies

•  Operation of formal risk management structures and groups

•  Focused management to mitigate the risks inherent in the implementation of our strategy

The Board approaches risk oversight and mitigation as an integral and continuous part of its governance of the Company. First, the Board as a whole regularly reviews management’s key risk assessment and analyzes areas of existing and future risks. Next, the Board assigns oversight of certain critical risks to each of its four standing committees to ensure these risks are well understood to provide focused oversight by the committee with the most applicable expertise. New risks identified during the risk assessment process are considered and assigned as appropriate, typically during the annual Board and committee evaluation process, with committee charters and annual work plans updated accordingly. Committees regularly report on their oversight activities, and certain risk topics may be brought to the full Board for consideration where deemed appropriate to ensure broad Board understanding of the nature of the risk. Finally, the Board conducts an annual strategy session where the Company’s future plans and initiatives are reviewed and confirmed in light of the current and projected landscape.

The Audit Committee is responsible for reviewing the adequacy of risk oversight and affirming that appropriate oversight occurs. Current risk assignments are as follows:

Responsible Party	Area of Risk Oversight
Board of Directors	Overall identification, management and mitigation of risk, with a focus on strategic risks
Audit Committee	Financial reporting and internal control risks Adequacy of risk oversight Compliance risk assessment and mitigation Litigation risks
Finance Committee	Financial risks, including liquidity, credit, capital market and insurance risks
GCN Committee	Executive compensation-related risks Political activity risks Board and management succession risks
Operations, Nuclear, Environmental and Safety (“ONES”) Committee	Operating risks, including nuclear, environmental, electric and natural gas operations, physical security and cybersecurity risks

This tiered and structured approach provides a comprehensive risk-management framework that ensures shareholder interests are protected. For example, given its emergence as a threat, the Board employs comprehensive oversight of the risks associated with cybersecurity and the physical security of our assets, with the topic addressed twice at the Board level, as well as at the ONES and Audit Committees throughout the year. While the ONES Committee has primary committee responsibility for this topic due to the operational issues involved, the Board has determined that the topic is of sufficient importance to warrant this comprehensive oversight approach. Likewise, given the emergence of wildfire risks and the possible impact on utilities, the Board heard presentations assessing the applicability of this risk to Xcel Energy and initiatives to mitigate possible impact. Augmenting such oversight efforts, the Board conducts annual drills to practice its response in a possible emergency situation to ensure it is well prepared and positioned to perform in a possible crisis.

The Board also employs a process of ensuring compliance practices are sound, a particularly important topic given our highly regulated business. Management performs a regular compliance risk assessment as a companion to the enterprise risk assessment, providing a focused overview of the unique areas of compliance risk the Company faces. The Audit Committee is apprised of compliance risks via regular briefings and written updates to ensure these risks are appropriately managed and mitigated.

10	Destination 2050

CORPORATE GOVERNANCE

Board Committees

Structures

As noted, the Board employs a committee structure to assist in conducting its work and regularly refreshes that work in light of risk assessments. By assigning responsibilities to committees with particular expertise and focus, the Board can ensure it fulfills its duties in an efficient and effective manner.

Committees are made up exclusively of independent directors, with members of Audit and GCN meeting additional independence criteria. Each operates under a written charter that clearly defines its responsibilities, which is regularly reviewed and approved at both the committee and Board level. Committees have the authority to engage outside experts, advisors, and counsel to assist in their duties, as needed. In addition, each committee undertakes a regular evaluation process and members participate in training on relevant topics to ensure the committee functions well and directors are well educated on issues. Additional information regarding these governance practices is provided in the Practices section below.

For topics having broad implications for Xcel Energy, the full Board may hear or act on any issue, and committees may provide updates up to the full Board for its information and consideration. Likewise, a committee may delegate all or a portion of its responsibilities to a subcommittee, as appropriate. This flexibility can be employed as appropriate to ensure risks are effectively overseen and managed.

Audit Committee

(6 Meetings; 6 Executive Sessions)

O’Brien (chair)

Sampson

Westerlund

Williams

Yohannes

•  All members are financially literate and independent under the applicable Nasdaq and SEC requirements

•  Mr. O’Brien and Ms. Williams have been determined to be audit committee financial experts under the definition provided by the SEC

•  No member serves on the audit committees of more than three public boards

	•	Oversees the financial reporting process, including the integrity of our financial statements, compliance with legal and regulatory requirements and our Code of Conduct, and the independence and performance of internal and external auditors.
	•	Reviews the annual audited financial statements and quarterly financial information with management and the independent registered public accounting firm.
	•	Appoints our independent registered public accounting firm.
	•	Reviews with management the Company’s major financial risk exposures and the steps management has taken to monitor and control the exposures, including the Company’s risk assessment and risk management guidelines and policies.
	•	Reviews the compliance risks and implementation and effectiveness of our compliance and business conduct program.
	•	Reviews the scope and the planning of the annual audit with both the independent registered public accounting firm and internal auditors.
	•	Reviews the findings and recommendations of both internal auditors and the independent registered public accounting firm and management’s response to those recommendations.
	•	Prepares the report of the Audit Committee for the proxy statement.
Finance Committee
(4 Meetings; 4 Executive Sessions) Williams (chair) Casey Davis Owens Sampson Wolf Yohannes • All members meet the Nasdaq standards for independence	•	Oversees corporate capital structure and budgets and recommends approval of major capital projects.
	•	Oversees financial plans and key financial risks.
	•	Oversees dividend policies and makes recommendations as to dividends.
	•	Oversees insurance coverage and banking relationships.
	•	Reviews investment objectives of our nuclear decommissioning trust and trusts for our employee benefit plans.
	•	Oversees investor relations.
	•	Reviews and recommends lines of new business.

Destination 2050	11

CORPORATE GOVERNANCE

Governance, Compensation and Nominating Committee (GCN)
(5 Meetings; 4 Executive Sessions) Davis (chair) Policinski Prokopanko Sheppard Westerlund • All members meet the Nasdaq standards for independence	•	Determines Board organization, selection of director nominees and setting of director compensation.
	•	Recommends Lead Independent Director and Board committee memberships.
	•	Ensures effective CEO and Board succession planning.
	•	Evaluates performance of the CEO.
	•	Approves executive officer compensation, including incentives and other benefits.
	•	Oversees compensation and governance-related risks.
	•	Establishes corporate governance principles and procedures.
	•	Oversees Company’s Code of Conduct policy.
	•	Reviews the Company’s lobbying expenditures, contributions, and key lobbying activity and the related Company policy.
	•	Reviews the Company’s workforce strategy and risks and the process for management development and long-range planning.
	•	Reviews proxy disclosures regarding directors’ and executive officers’ compensation and benefits.
	•	Prepares the Report of the Compensation Committee included in this proxy statement.
Operations, Nuclear, Environmental and Safety Committee (ONES)
(4 Meetings; 4 Executive Sessions) Sheppard (chair) Casey O’Brien Owens Prokopanko Wolf • All members meet the Nasdaq standards for independence	•	Oversees nuclear strategy, operations and performance, including the review of the results of reports and major inspections and evaluations.
	•	Oversees the operating issues and performance of the Company’s significant electric and natural gas operations.
	•	Reviews environmental strategy, compliance, performance issues and initiatives.
•

Reviews material risks relating to our nuclear operations and environmental and safety performance, as well as risks, performance and compliance with operations measures of our electric and natural gas systems.

	•	Oversees physical and cyber security risks related to plants and operations.
	•	Reviews safety performance, strategy and initiatives.
	•	Regularly tours facilities and conducts meetings at key Company locations, including nuclear plants.

Practices

Strategy Session

The Board annually conducts a strategy session to consider new and emerging industry trends, consult with outside experts, and assess current strategies and key initiatives to ensure the Company is well positioned for the future. This session offers the opportunity for a fluid exchange of information and ideas, helping to refine the current approach, identify new opportunities and risks, and establish key objectives to be monitored throughout the year as the strategies are executed. Agendas for future Board meetings are set in consideration of these objectives.

Corporate Values Refresh

As part of our commitment to a values-driven, high-performing corporate culture, the Company undertook an effort to refresh our corporate values and align our employees and work around them. These refreshed values define the Company’s culture and are the foundation of everything we do. These values reflect our core beliefs — who we are, how we conduct our business and the importance of our customers.

During the 2018 Strategy Session and Board meeting, the Board adopted these values and committed to living by them to inspire and empower employees and demonstrate a commitment to excellence.

SAFE COMMITTED TRUSTWORTHY CONNECTED

12	Destination 2050

CORPORATE GOVERNANCE

Evaluations

The Board and committees conduct an annual assessment process to evaluate the effectiveness of their processes, identify issues or topics for further exploration and provide feedback on the quality and timeliness of information from management, among other things. The process includes a survey of the directors, individual interviews with the Lead Independent Director, discussion in both regular and executive sessions, and feedback to management. The Board believes this assessment process is an important component of the governance process and helpful in driving continued improvement in the overall effectiveness of Board and committee oversight.

Coordinating Officer

Each committee is supported by a senior member of management who works directly with the committee chair in setting agendas, providing supporting materials, ensuring charter requirements are fulfilled, and communicating with committee members. This function provides another avenue for directors to have meaningful exchange with members of management to gain deeper understanding of the issues impacting the business and the effectiveness and impact of strategic initiatives and risk mitigation efforts. The effectiveness of the coordinating officer role is regularly evaluated as part of the annual evaluation process.

Training

Committees are regularly apprised of new and emerging requirements and trends facing the industry. Each committee conducts training on topics relevant to its responsibilities, and committees regularly seek input to prioritize training topics. In addition, the ONES Committee participates in site visits to gain understanding of our operations, including tours of our nuclear plants, and the full Board has toured certain facilities to gain even deeper understanding of various aspects of our business. For example, in 2018, directors visited our newly renovated security operations center where enterprise physical security monitoring, reporting and emergency response is performed, and a new enterprise command center, where crisis monitoring and coordination is conducted to facilitate an efficient response to critical events impacting the enterprise. Directors are also encouraged to participate in outside training on topics related to corporate governance and industry issues. In addition, under our Guidelines on Corporate Governance, each new director is expected to participate in a detailed orientation process and each sitting director is expected to participate in periodic continuing education.

We publish continuing education opportunities periodically for director consideration and facilitate participation. During 2018, members of the Board attended outside trainings on topics such as emerging trends in audit issues and education on industry issues, and many directors have attended training from the Institute of Nuclear Power Operations, which addresses issues specific to oversight of nuclear operations.

Succession Planning

The Board employs robust practices to ensure strong continuity of skills and leadership over time through sound succession planning. The GCN regularly develops and the Board regularly reviews succession plans for the CEO and other top leaders, as well as plans to develop and/or acquire talent in key positions of management. Likewise, the GCN regularly reviews timing of changes in Board make-up given director tenure and age requirements to identify the timing and needed skills for seeking new directors for Board positions. The GCN also considers and develops paths both for Board leadership positions, such as committee chairs and independent lead director and for ensuring diversity of experience, gender, and race. The Board has been successful in self-identifying, recruiting, and recommending diverse candidates to complement current director skills and attributes, recruiting and bringing on new directors with unique skills that are important to our business. It plans to continue to develop and execute plans to ensure sound governance, strong leadership, and business continuity through effective succession planning. In performing its responsibilities for identifying, recruiting, and recommending candidates to the Board, the GCN is committed to including qualified candidates who reflect diverse backgrounds, including diversity of gender and race. If the Board is unable to self-identify, recruit, and recommend candidates to the Board, the GCN is likewise committed to including in each third-party search qualified candidates who reflect such diverse backgrounds.

Shareholder Engagement and Investor Outreach

Our Company believes that regular, transparent communication with our shareholders and other stakeholders is essential to Xcel Energy’s long-term success. We have continued our practice of engaging with shareholders throughout the year on a range of topics. Presentations at financial conferences, meetings with analysts and investment firms, regular outreach on governance topics, and responding to inquiries are examples of the activities we employ to engage our shareholders. During 2018, our governance outreach with our largest shareholders represented more than 40 percent of outstanding shares, we participated in 23 sell-side/industry conferences or non-deal road shows, and we held over 205 individual and group meetings with approximately 460 institutional investors, representing nearly 65 percent of shares held by active managers. Given the importance of environmental, social, and governance (“ESG”) issues to our business and investors, we participated in an industry effort to create an industry template of ESG disclosures that provides investors comparable data and more meaningful information regarding our ESG initiatives and impact. The Board received regular updates on such efforts. We also engaged in discussions with investors

Destination 2050	13

CORPORATE GOVERNANCE

with specific ESG interests to respond to inquiries, share information on our performance and plans, and — where appropriate — adopted recommended practices. Finally, the Board also offers channels for shareholders to contact it with any inquiry or issue, and responds as appropriate.

Communications with the Board

The Board welcomes your input. You may communicate with the Board in two ways: first, you may send correspondence to the Company’s principal offices in care of the Corporate Secretary, Xcel Energy Inc., 414 Nicollet Mall, Minneapolis, Minnesota 55401. Second, you may contact the directors directly via email at BoardofDirectors@xcelenergy.com. These emails are sent automatically to an independent director designated to receive such communications. The email is simultaneously sent to the Corporate Secretary’s office, who may act as agent for the independent directors and coordinate the response. If the receiving director requests the Company to respond on behalf of the directors, a copy of the Company-prepared response is provided to the receiving director. If the receiving director does not request a response, the agent acting for the receiving director will provide a summary of the actions taken. The Board reserves the option to review and change this policy due to the nature and volume of the correspondence.

Determining Executive Officer and Director Compensation

The GCN has broad authority to develop and implement compensation policies and programs for executive officers and directors. The GCN may retain independent, external compensation consultants to assist in this effort and may change consultants at any time during the year if it determines that a change would be in the best interests of the Company and its shareholders.

To assist in setting 2018 compensation, the GCN retained Meridian Compensation Partners, LLC (“Meridian”) as its independent, executive compensation consultant. Meridian is an independent consulting firm delivering advisory services to compensation committees and does not perform any assignments for the Company other than providing executive and director compensation services for the GCN.

Several internal controls exist to ensure the independent judgment of Meridian:

•	Meridian reports directly to the GCN and not to Company management.

•	Meridian routinely participates in executive sessions of the GCN without members of management present.

•	The GCN has the exclusive authority to hire, retain, and set the compensation for its executive compensation consultant and advisors.

The GCN assessed Meridian’s independence pursuant to Nasdaq and SEC rules and concluded that no conflict of interest exists that prevents it from independently advising the GCN. In its oversight of our 2018 executive compensation program, the GCN worked with Meridian, the CEO and the Senior Vice President, Chief Human Resources Officer and the Executive Vice President, Group President, Utilities and Chief Administrative Officer until his retirement from the Company in June 2018. The GCN receives additional support from the Senior Vice President, Corporate Secretary and Executive Services and the Executive Vice President, General Counsel. In 2018, the CEO and other officers provided recommendations with respect to:

•	The corporate performance objectives and goals, on which awards of both annual and long-term incentive compensation are based.

•	Attracting, retaining and motivating executive officers.

•	Information regarding financial performance, budgets and forecasts as they pertain to executive compensation.

•	Market information regarding compensation levels, practices, and trends.

Additional information regarding the determination of executive compensation is included in the Compensation Discussion and Analysis (“CD&A”) beginning on page 32.

Board Planning and Composition

We believe that the most effective oversight comes from a Board of Directors that represents a diverse range of experience and perspectives that provide the collective skills, qualifications, and attributes necessary to provide sound governance. We also believe it is important for the Board to work well as a whole, with members bringing their experience to the table and dialoguing freely with each other and with management to create an environment that results in well-functioning oversight. The GCN regularly reviews with the Board the experience and attributes desired for effective governance in our changing industry and evaluates the current Board make-up in light of these criteria.

14	Destination 2050

CORPORATE GOVERNANCE

Director Experience and Attributes

The Board has identified key skills, expertise, and attributes that are important to the effective governance of Xcel Energy. Each director brings to us a wealth of experience that combines to varying degrees many or all of these skills, but some have more in-depth experience in a particular area than others. Consistent with the goal of ensuring a comprehensive mix skills and expertise is at the Board table, below we capture how our directors contribute to both the more general skill mix (organized by key attribute), as well the specialized expertise relevant to that attribute. In making this assessment, we considered each director’s work and educational experience, experience from serving on other public companies’ boards, and experience from engagement in community, civic, and business organizations.

Leadership & Strategy Directors who hold or have held significant leadership positions provide the Company with valuable insights. These people generally possess strong leadership qualities as well as the ability to identify and develop those qualities in others. They demonstrate a practical understanding of strategy development and corporate governance, know how to create growth and value, and prioritize creating a strong corporate culture. Each of our directors brings leadership and strategy experience to the Board. Specialized expertise includes: Fortune 500 Company CEO Experience (Davis, Fowke, O'Brien, Policinski, Prokopanko) Legal, Governance, and Policy Expertise (Fowke, O'Brien, Owens, Prokopanko, Westerlund, Williams, Wolf, Yohannes) Human Resource Management and Executive Compensation Experience (Casey, Davis, Fowke, O'Brien, Policinski, Prokopanko, Sampson, Sheppard, Westerlund, Williams)

Independence Director independence is a critical requirement for sound governance. We seek directors who bring a variety of skills, expertise, and experience to the board, including diversity of gender and race. All directors, with the exception of Mr. Fowke, are independent.

Risk Management Effectively managing risk in a rapidly changing environment is critical to our success. Directors should have a sound understanding of the most significant risks facing the Company and the experience needed to provide effective oversight of risk management processes. All directors have experience in identifying and executing processes to mitigate risk.

Destination 2050	15

CORPORATE GOVERNANCE

Finance Accurate financial reporting and auditing are critical to our success, and so we seek to have a number of directors who qualify as audit committee financial experts. Given the highly capital intensive nature of our business, we also seek directors who have experience overseeing large capital projects and complex financings. Directors Davis, Fowke, O'Brien, Owens, Policinski, Prokopanko, Williams, Wolf and Yohannes bring this expertise to our Board. Specialized expertise includes: Audit Committee Financial Expert (O'Brien, Williams, Wolf) Investment Oversight Expertise (Davis, Fowke, O'Brien, Policinski, Prokopanko, Williams, Wolf, Yohannes) Chief Financial Officer Experience (Fowke, O'Brien, Wolf)

Regulated Industry Our industry is heavily regulated and directly affected by government actions. Our operations are complex, and addressing rapidly changing industry issues has strategic implications. As such, we seek directors with experience working closely with government agencies, working in highly regulated businesses, or with experience in industries that require extensive permitting and community engagement to conduct business. Directors Davis, Fowke, O'Brien, Owens, Policinski, Prokopanko, Sheppard, Williams, and Yohannes have experience with companies where all or part of the business is highly regulated. Specific expertise includes: Utility and Energy Sector Expertise (Fowke, O'Brien, Owens, Sheppard, Yohannes) Chief Nuclear Officer Experience (Sheppard) Government Experience (Owens, Yohannes)

Environmental The production of energy has environmental impacts, and how we address rapidly evolving environmental regulation is critical to our business. Directors with experience in addressing complex environmental regulations or siting major facilities bring valuable expertise to our Board. Directors Fowke, O'Brien, Owens, Policinski, Prokopanko, Westerlund, Williams, and Yohannes have experience in environmental regulation or project siting.

16	Destination 2050

CORPORATE GOVERNANCE

Customer & Community Given the essential service we provide, understanding the needs and interests of stakeholders is critical. Directors with experience in customer-facing industries bring valuable expertise as we prepare for a more competitive energy market. Likewise, a keen understanding of community issues and interests is important, as our success is tied to the success of the communities we serve. Each of our directors brings experience in this area, ranging from extensive community involvement through non-profit, business, and civic organizations, to specific expertise in consumer products industries. Specific experience includes: Non-Profit Board Governance (Casey, Davis, Fowke, O'Brien, Owens, Policinski, Prokopanko, Sampson, Sheppard, Westerlund, Williams, Wolf, Yohannes) Consumer-Facing Business Experience (Casey, Davis, Fowke, Policinski, Westerlund, Wolf)

Demographic Background

Our directors represent a diverse range of experience and backgrounds. Over the last several years, the GCN has focused on recruiting and recommending diverse candidates to complement current director demographics.

Demographic Background Our directors represent a diverse range of experience and backgrounds, who come together to govern Xcel Energy as an effective whole. The GCN Committee has focused on recruiting and recommending diverse candidates to complement current director demographics. The last three director additions were diverse candidates who have enhanced the diversity of our Board. * Directors on Board at time of merger are exempt from 15-year tenure limitation

Destination 2050	17

CORPORATE GOVERNANCE

Demographic Background

In addition to experience and expertise, the GCN Committee and Board consider several additional factors when assessing Board composition and director nominees: Independence Regular assessments of regulatory requirements, including potential competitive restrictions and interlocks Other positions and directorships held are considered Diversity Diversity of backgrounds, experience and thought is important in ensuring effective risk oversight Ethnicity, gender, age, disability, veteran status, sexual orientation, race, national origin, color, religion, creed, geographic representation, education and personality are considered Tenure and Board Refreshment Diversity in tenure creates good mix of perspectives Emerging business needs and desired skills are considered when evaluating potential Board candidates Independence is the foundation of good governance The Board reviews independence annually, when candidates are evaluated and upon position changes for an existing director Embracing diversity is one of our core corporate values Our Guidelines on Corporate Governance identify diversity as an important consideration when seeking candidates for the Board Longer-tenured directors bring a deep understanding of the Company Newer members bring fresh perspectives or expertise related to emerging issues.

Director Tenure

The Board believes that diversity in tenure creates a good mix of perspectives with longer-tenured directors bringing a deep understanding of the Company while others bring a fresh perspective and expertise helpful to keeping abreast of a changing industry. The GCN considers emerging business needs and desired skills when evaluating potential candidates. Over the past five years, the Board has added four new directors. As of the date of this proxy statement, the Board consists of 13 directors, whose tenure is shown below.

It is critical for the Company and shareholders to have a well-rounded, diverse Board that functions well as a whole. In evaluating director nominees, the GCN considers experience in the areas identified above and expects director nominees to have proven leadership skills, sound judgment, integrity and a commitment to the success of the Company. In addition, for incumbent directors, the GCN considers attendance, past performance on the Board and contributions to the Board and applicable committees.

Additional Board Information

New Director Nominee

The Board determined to expand the size of the Board in 2018 by one additional director and currently has a total of 13 members. The GCN reviewed the skills and expertise of the Board and determined the Board would benefit from an additional member with expertise in brand strategy and investor, corporate, and media relations. The GCN sought recommendations of the directors and

18	Destination 2050

CORPORATE GOVERNANCE

during a conversation among the Chairman, the Lead Independent Director and the Chair of the GCN, they identified Ms. Casey (who had previously presented to the Board in her capacity as a consultant in 2012) as a potential candidate. After reviewing Ms. Casey’s qualifications and interviewing her, the GCN recommended her for election to the Board, which the Board approved in August 2018. Ms. Casey’s extensive experience in assisting and advising companies on consumer and reputational matters, digital engagement, stakeholder engagement and outreach, and crisis management brings valuable experience and insight to the Board and the Company, particularly as we strive to be increasingly consumer-focused and -driven.

We believe our slate of director nominees provides a well-rounded and well-qualified Board that collectively provides effective oversight and governance of the Company.

Director Independence

Each of our director nominees other than Mr. Fowke is independent. The Board has satisfied, and expects to continue to satisfy, its objective to have no more than two directors who are not independent serving on the Board at any time.

The Board determined director independence under the standards established by Nasdaq, which we have adopted with a four-year look back. In addition, a director who is an employee or representative of a significant supplier of any Xcel Energy business unit or legal entity will not be “independent” unless we entered into the relationship with the supplier as a result of competitive purchasing practices. When evaluating director independence, the Board has determined that the receipt of regulated electric and gas service from the Company does not constitute a material relationship.

The Board reviews ordinary course of business transactions in which directors have an interest as part of the Board’s annual independence review. The Board specifically considered the Company’s ordinary course transactions with U.S. Bancorp when determining Mr. Davis’ independence because Mr. Davis served as a director of U.S. Bancorp during the first four months of 2018. During 2018, U.S. Bancorp affiliates provided services to the Company, for which we paid U.S. Bancorp approximately $1.3 million, or less than .01 percent of U.S. Bancorp’s annual revenue. The services provided included trustee services, service as a non-lead participant for our and our subsidiaries’ syndicated revolving credit facilities and service as one of two co-lead underwriters, but not as the lead billing and delivery underwriter, on a public debt securities offering by one of our subsidiaries. U.S. Bank’s involvement with our revolving credit facilities and as an underwriter were not advisory in nature and did not involve access to strategic decision-making information. The Board considered the nature and relative size of the transactions, the lack of Mr. Davis’ personal involvement in the transactions and the routine commercial nature of such transactions. Based on its consideration of these factors, the Board determined that none of the transactions impaired Mr. Davis’ independence. In addition, none of the transactions were related-party transactions because Mr. Davis did not have a direct or indirect material interest in the listed transactions.

Likewise, the Board specifically considered the Company’s ordinary course transactions with Padilla when determining Ms. Casey’s independence due to her position as Chair of Padilla in 2018 and as CEO for a portion of 2018. During 2018, Padilla provided marketing and communication services to the Company, for which we paid Padilla less than ten thousand dollars. The services were not advisory in nature and did not involve access to strategic decision-making information. Due to the routine commercial nature and de minimis amount of the transactions, the Board determined that these transactions did not impair Ms. Casey’s independence. In addition, none of these transactions were related-party transactions because of their size and because Ms. Casey did not have a direct or indirect material interest in the listed transactions.

Director Attendance

During 2018 the Board met seven times, and the independent directors met in executive session without management present on six occasions. The average attendance for all directors at Board and committee meetings was 97.4 percent, with 10 of our directors attending 100 percent of Board and applicable committee meetings. Each director also attended a half-day strategy session and related executive session. We do not have a formal policy, but encourage our directors to attend the annual meeting of shareholders. All but one director attended the 2018 annual meeting.

Governing Documents

The following materials relating to our corporate governance can be found on our website at www.xcelenergy.com, under “Company — Investor Relations — Governance Documents” and are also available free of charge to shareholders who request them.

• Guidelines on Corporate Governance	• Governance, Compensation and Nominating Committee Charter
• Amended and Restated Articles of Incorporation	• Audit Committee Charter
• Bylaws	• Finance Committee Charter
• Code of Conduct	• Operations, Nuclear, Environmental and Safety Committee Charter
• Political Contributions Policy

Shareholders may request our governing documents by writing our offices at: Corporate Secretary, Xcel Energy Inc., 414 Nicollet Mall, Minneapolis, Minnesota 55401. We publish any amendments to the Code of Conduct and waivers of the Code of Conduct for our executive officers or directors on our website.

Destination 2050	19

CORPORATE GOVERNANCE

Shareholder Recommendation of Directors

Any shareholder may recommend potential nominees to the GCN for consideration for membership on the Board. Recommendations can be made by sending a written statement of the qualifications of the recommended individual to the Corporate Secretary, Xcel Energy Inc., 414 Nicollet Mall, Minneapolis, Minnesota 55401. Such recommendations should be received by October 1, 2019 to be considered for the 2020 annual meeting. The GCN will evaluate candidates recommended by shareholders on the same basis as it evaluates other candidates.

Proxy Access

In February 2016, we amended our bylaws to permit any shareholder (or group of no more than 20 shareholders) owning three percent or more of our common stock continuously for at least three years to nominate up to an aggregated limit of two candidates or 20 percent of our Board (whichever is greater) for inclusion in our proxy statement. Notice of such nominees for the 2020 annual meeting must be received no earlier than November 3, 2019 and no later than close of business on December 3, 2019. Notice should be addressed to the Corporate Secretary, Xcel Energy Inc., 414 Nicollet Mall, Minneapolis, Minnesota 55401. Requirements for such nominations and nominees are detailed in our bylaws, which are available on our website at www.xcelenergy.com, under “Company — Investor Relations — Governance Documents”.

20	Destination 2050

PROPOSAL NO. 1

Proposal No. 1

Election of Directors

Serving shareholders well is a key priority for your Board. We believe a well-qualified and diverse mix of directors best positions the Board to effectively govern and achieve strong results. Demonstrated leadership, judgment, and expertise, combined with diversity, integrity, and experience, are some of the important characteristics for Board members. Such characteristics are evaluated when considering director candidates.

Thirteen nominees have been recommended by the GCN and nominated by the Board. We believe this slate of directors brings not only the right expertise and experience to the Board, but also the right attributes to ensure constructive and free exchange of ideas and opinions with each other and with management.

Twelve of the thirteen nominees are Xcel Energy directors who were elected by shareholders at the 2018 annual meeting. In August, the Board elected to bring on the expertise and experience of Ms. Lynn Casey, whose background is detailed below.

Each nominee has agreed to be named in this proxy statement and to serve if elected. Should any nominee become unable to serve for any reason, the persons named as proxies reserve full discretion to vote “FOR” any other persons who may be recommended by the GCN and nominated by the Board, or the Board may reduce the number of nominees. If elected at the 2019 annual meeting, the nominees will hold office until the 2020 annual meeting and until their successors have been elected and qualified.

Vote Required

Each director shall be elected by majority vote, meaning a nominee must receive more votes “FOR” election than the votes cast “AGAINST.” Any director who does not receive a majority of the votes cast “FOR” election must offer his or her resignation for consideration by the Board under the process outlined on page 63. Proxies solicited by the Board will be voted “FOR” each of the nominees, unless a different vote is specified.

✓	Your Board recommends a vote “FOR” the election to the Board of each of the following nominees.

Destination 2050	21

PROPOSAL NO. 1

Nominees

Lynn Casey Age 63 Director since 2018 Chair, Padilla Public Company Directorships None

Director Qualifications and Experience:

Ms. Casey has extensive executive experience in brand strategy and investor, corporate, and media relations. She is nationally recognized as an industry leader in building and protecting brands. Ms. Casey brings valuable skills to the Board with her experience in creating and delivering high-impact communication strategies, her expertise in crisis communications and management, and her strong commitment to the local community. Ms. Casey also serves as a director of several nonprofit organizations in the communities that we serve.

Business Experience:

•  Chair, Padilla, a public relations and communications firm (August 2018 to present)

•  Chair and CEO, Padilla (2001 to August 2018)

Committees:

•  Finance

•  ONES

Richard K. Davis Age 61 Director since 2006 President and CEO, Make-A-Wish FoundationPublic Company Directorships DowDupont Inc. (expected through 3/31/2019) (2015 to present) Dow (nominated, expected directorship 4/1/2019) Mastercard Incorporated (2018 to present) U.S. Bancorp (2006 to 2018)

Director Qualifications and Experience:

Mr. Davis’ executive experience in the highly regulated banking industry provides the Board with valuable leadership skills, strategic insight, and commercial acumen. His extensive financial expertise is valuable in our capital-intensive industry and his background in delivering strong results for a complex financial institution brings valuable skills to the Board. Mr. Davis also serves as a director of several nonprofit and educational institutions in the communities that we serve, bringing an enhanced awareness of our stakeholder base that is valuable to our business. Mr. Davis previously served as Lead Independent Director for four years.

Business Experience:

•  President and CEO, Make-A-Wish Foundation, a non-profit philanthropic company (January 2019 to present)

•  Executive Chairman, U.S. Bancorp, a multi-state financial holding company (April 2017 to April 2018)

•  Chairman, U.S. Bancorp (2007 to April 2017) and CEO (2006 to April 2017)

•  President, U.S. Bancorp (2006 to January 2016)

Committees:

•  GCN (Chair)

•  Finance

22	Destination 2050

PROPOSAL NO. 1

Ben Fowke Age 60 Director since 2009 Chairman of the Board, President and CEO, Xcel Energy Inc. Public Company Directorships None

Director Qualifications and Experience:

With a long and distinguished career in the utility industry, Mr. Fowke provides the strategic focus and leadership needed to position the Company well for the future. Having served as the Company’s Chief Financial Officer, he has a strong background in finance, financial reporting, and shareholder outreach. His extensive experience in environmental issues, operations, and the energy business makes Mr. Fowke keenly familiar with the risks we face and provides unique insight into effective management of those risks that has delivered strong results over the long term. His tenure and involvement in the utility industry provides significant expertise on regulatory and policy issues that are central to our business, and he is active in representing and advocating for the industry on important national issues such as security and tax reform. With his service as a director of nonprofit institutions and utility industry organizations, he provides good understanding of not only the opportunities and challenges of our business, but also the customers and communities we serve.

Business Experience:

•  Chairman of the Board and CEO, Xcel Energy Inc. (2011 to present)

•  President, Xcel Energy Inc. (2009 to present)

•  Chief Operating Officer, Xcel Energy Inc. (August 2009 to August 2011)

•  Various Executive Positions with Xcel Energy Inc. since 2002

Committees:

•  None

Richard T. O'Brien Age 65 Director since 2012 Independent Consultant Public Company Directorships Vulcan Materials Company (2008 to present) Boart Longyear Limited (2013 to 2015) Newmont Mining (2007 to 2013) Inergy, L.P. (2006 to 2012)

Director Qualifications and Experience:

Mr. O’Brien’s extensive executive experience provides to the Board valuable strategic insight, leadership skills, and a sound understanding of delivering effective operations in an expansive and capital-intensive business. His acumen in financial reporting and accounting has been determined by our Board to qualify him as an audit committee financial expert. He is currently consulting in the areas of strategy, leadership and operating effectiveness with select mining firms. His background in both the mining and electric and gas industries is directly relevant to our business and he brings both valuable experience in effective management of environmental issues and expertise in industry and regulatory issues to our Board.

Business Experience:

•  Independent Consultant (October 2015 to current)

•  President and CEO, Boart Longyear Limited, a global provider of drilling services, equipment and performance tooling for mining and drilling companies globally (April 2013 to October 2015)

•  CEO, Newmont Mining Corporation, a global gold mining company (September 2012 to February 2013)

•  President and CEO, Newmont Mining Corporation (July 2007 to September 2012)

Committees:

•  Audit (Chair)

•  ONES

Destination 2050	23

PROPOSAL NO. 1

David K. Owens Age 70 Director since 2017 Retired Executive, Edison Electric Institute Public Company Directorships None

Director Qualifications and Experience:

With 30 years of leadership experience in the energy industry, Mr. Owens brings a wealth of knowledge and skill to the Board. In his role at the Edison Electric Institute, the electric utility industry trade association, he oversaw key areas such as environmental, energy supply and finance, and state and federal regulatory and policy issues, all important topics for our business. He is a recognized expert in the energy field and has been a leader in shaping constructive public policy frameworks to support the industry’s transition to new and cleaner technologies. An active member in the community, Mr. Owens serves on the boards of a number of professional, academic, and community-based organizations.

Business Experience:

•  Executive Vice President, Business Operations Group and Regulatory Affairs, Edison Electric Institute (October 1992 to June 2017)

Committees:

•  Finance

•  ONES

Christopher J. Policinski Age 60 Director since 2009 Lead Independent Director since May 2016 Retired President and CEO, Land O'Lakes, Inc. Public Company Directorships Hormel Foods Corporation (2012 to present)

Director Qualifications and Experience:

Mr. Policinski lead a rapidly growing, multinational food and agricultural cooperative, experience that positions him to provide valuable leadership and strategic insight in effectively addressing environmental and other major issues. As the former president and CEO of the third-largest United States cooperative, Mr. Policinski has a wealth of experience in effectively managing operations, addressing new risks and regulatory requirements, and delivering value via effective growth management. He is well versed in finance and the financial reporting process. Mr. Policinski previously served as a director of a number of nonprofits, educational institutions and trade industry groups and provides a solid understanding of the communities we serve.

Business Experience:

•  President and CEO, Land O’Lakes, Inc., an agricultural and dairy cooperative (October 2005 to June 2018)

•  Senior leadership positions at Land O’Lakes, Inc. and The Pillsbury Company, a grain processor and food production company

Committees:

•  GCN

24	Destination 2050

PROPOSAL NO. 1

James T. Prokopanko Age 65 Director since 2015 Retired President and CEO, The Mosaic Company Public Company Directorships Regions Financial (2016 to present) Vulcan Materials Company (2009 to present) The Mosaic Company (2004 to 2015)

Director Qualifications and Experience:

Having led large and complex businesses, Mr. Prokopanko brings valuable leadership skills and strategic insight to the Board. Throughout his career he has created growth, managed expansive operations, built key assets and effectively addressed environmental issues, all valuable skills to contribute to the Board. His experience in commodities, with capital-intensive businesses, and as a director for other public companies likewise contributes valuable and relevant expertise to the Board. Mr. Prokopanko works with and serves on the boards of several nonprofit organizations and brings a thoughtful understanding of the communities we serve.

Business Experience:

•  President and CEO, The Mosaic Company, producer of phosphate and potash crop nutrients (January 2007 to August 2015)

•  Executive Vice President and COO, The Mosaic Company (July 2006 to January 2007)

•  Senior leadership positions, Cargill Corporation, trading, purchasing and distributing grain and other agricultural commodities (1999 to 2006)

Committees:

•  GCN

•  ONES

A. Patricia Sampson Age 70 Director since 1985 CEO, President and Owner, The Sampson Group, Inc. Public Company Directorships None

Director Qualifications and Experience:

As leader of a management development and strategy planning business, Ms. Sampson brings valuable expertise and business experience to the Board. She provides valuable perspective in ethics and business conduct, talent acquisition, retention and development, diversity and social responsibility, all of which are important issues to our stakeholders. Her experience as a business owner provides insight into finance and the financial reporting processes. Ms. Sampson is the former CEO of the Greater Minneapolis Area Chapter of the American Red Cross and is a former board member of various religious and philanthropic organizations within the communities we serve.

Business Experience:

•  CEO, President and Owner, The Sampson Group, Inc., a management development and strategic planning business (1996 to present)

•  Former CEO, Greater Minneapolis Area Chapter of the American Red Cross

Committees:

•  Audit

•  Finance

Destination 2050	25

PROPOSAL NO. 1

James J. Sheppard Age 70 Director since 2011 Independent Consultant Public Company Directorships None

Director Qualifications and Experience:

Mr. Sheppard brings to the Board extensive leadership experience in electric utilities, a solid understanding of the issues facing our industry, and valuable expertise on effective and efficient operations. He is a recognized expert in the nuclear industry, having overseen nuclear operations for major utilities and currently consulting on nuclear projects under development across the globe. In 2017, Mr. Sheppard was appointed to the board of directors of Ontario Power Generation, a generating company owned by the Province of Ontario, Canada, by the Ontario, Canada Minister of Energy. His experience provides valuable insight, knowledge, business acumen, and judgment that is valuable to our nuclear operations and is extremely helpful to the Board.

Business Experience:

•  Independent Consultant (January 2011 to present)

•  Senior Vice President and Chief Nuclear Officer, Southern California Edison, an electric utility (September 2010 to December 2010)

•  Independent Consultant (January 2010 to August 2010)

•  Chairman, President and CEO, STP Nuclear Operating Company (April 2003 to December 2009)

•  Senior positions, South Texas Project, Sequoyah Fuels Corp. and Robinson Nuclear Project (1990 to 2003)

Committees:

•  ONES (Chair)

•  GCN

David A. Westerlund Age 68 Director since 2007 Retired Executive Vice President, Administration and Corporate Secretary, Ball Corporation Public Company Directorships None

Director Qualifications and Experience:

Mr. Westerlund has extensive experience in corporate governance and environmental and workforce issues, bringing valuable insight to the Board. Having served as a senior executive in a Fortune 500 company, he contributes leadership skills and business acumen to the Board. Mr. Westerlund was responsible for environmental health and safety, corporate compliance, security, real estate activities, and human resources, including labor and employee relations, and benefits while at Ball Corporation, and he brings extensive knowledge of compliance, corporate governance, compensation, and equal employment opportunity issues to the Board. He serves on the boards of a number of community organizations.

Business Experience:

•  Executive Vice President, Administration and Corporate Secretary, Ball Corporation, a supplier of metal packaging, aerospace and other technologies and services (2006 to September 2011)

•  Senior level positions with Ball Corporation prior to 2006

Committees:

•  Audit

•  GCN

26	Destination 2050

PROPOSAL NO. 1

Kim Williams Age 63 Director since 2009 Retired Partner, Wellington Management Company LLP Public Company Directorships Weyerhaeuser Corporation (2006 to present) E.W. Scripps Co. (2006 to present)

Director Qualifications and Experience:

Ms. Williams brings extensive experience in leadership with a major investment management company, providing valuable and unique strategic insights to the Board. Her strong financial background is particularly valuable in our capital-intensive industry and she has been determined to be an audit committee financial expert by our Board. She brings extensive expertise in risk assessment and management that is valuable for our business. She is active in the community and does and has served as a trustee of a number of nonprofit and educational boards.

Business Experience:

•  Partner, Wellington Management Company, LLP, an investment and asset management company for institutional investors (1995 to 2005)

•  Leadership positions, Loomis, Sayles & Co., Inc., an investment management company, and Imperial Chemical Industries Pension Fund (prior to 1995)

Committees:

•  Finance (Chair)

•  Audit

Timothy V. Wolf Age 65 Director since 2007 President, Wolf Interests, Inc.Public Company Directorships Rally Software Development Company (2011 to 2015) Borders Group, Inc. (2009 to 2011)

Director Qualifications and Experience:

With a career as a senior executive in consumer products industries, Mr. Wolf brings strategic insight, business acumen and valuable experience to the Board. He served as Chief Financial Officer of a major corporation and contributes valuable experience in and knowledge of finance, reporting and governance. Having led both organizations and the integration of organizations, Mr. Wolf has a sound understanding of business risk and effective risk management oversight. He serves as a director of several nonprofit and educational organizations.

Business Experience:

•  President, Wolf Interests, Inc., an investment company (June 2010 to present)

•  Chief Integration Officer, MillerCoors Brewing Company LLC, a consumer beverage product company (2008 to June 2010)

•  Prior leadership positions including Global Chief Financial Officer with Molson Coors Brewing Company and Chief Financial Officer with Coors Brewing Company

Committees:

•  Finance

•  ONES

Destination 2050	27

PROPOSAL NO. 1

Daniel Yohannes Age 66 Director since 2017 Former United States Ambassador to the Organization for Economic Cooperation and Development Public Company Directorships Dow (nominated, expected directorship 4/1/2019)

Director Qualifications and Experience:

With extensive experience in banking and economic development, Mr. Yohannes provides valuable strategic insight and leadership skills. He was nominated by President Barack Obama to serve as the United States Ambassador to the Organization for Economic Cooperation and Development in 2014. Prior to his government service, Mr. Yohannes specialized in financial services and the renewable energy sector. He is passionate about protecting the environment and provides experience in effectively addressing environmental issues. Mr. Yohannes is active in his community and has served on various nonprofit boards and civil organizations.

Business Experience:

•  United States Ambassador and Permanent Representative to the Organization for Economic Cooperation and Development, including the International Energy Agency and the Nuclear Energy Agency (April 2014 to January 2017)

•  Chief Executive Officer, Millennium Challenge Corporation, an independent U.S. Government foreign aid agency (November 2009 to April 2014)

Committees:

•  Audit

•  Finance

28	Destination 2050

BENEFICIAL OWNERSHIP OF CERTAIN SHAREHOLDERS

Beneficial Ownership of Certain Shareholders

Share Ownership of Directors and Officers

The table below provides the beneficial ownership of our common stock as of March 21, 2019 for: (a) each director; (b) the executive officers named in the Summary Compensation Table; and (c) the directors and current executive officers as a group. Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with his or her spouse) of the shares noted. None of the listed individual directors, officers, or director nominees beneficially owned more than one percent of our common stock. The directors and executive officers as a group beneficially owned less than one percent of our common stock on March 21, 2019. None of the shares owned by our directors or executives are subject to any type of pledge.

Name and Principal Position of Beneficial Owner	Common Stock(1)	Restricted Stock	Total Shares Beneficially Owned		Stock Equivalents(2)
Lynn Casey Director	1,119	—	1,119		2,875
Richard K. Davis Director	10,860	—	10,860		65,229
Richard T. O’Brien Director	2,000	—	2,000		52,161
David K. Owens Director	—	—	—		5,428
Christopher J. Policinski Director	2,000	—	2,000		86,360
James T. Prokopanko Director	1,000	—	1,000		14,695
A. Patricia Sampson Director	5,782	—	5,782		140,527
James J. Sheppard Director	1,000	—	1,000		42,710
David A. Westerlund Director	7,750	—	7,750		120,875
Kim Williams Director	2,351	—	2,351		84,883
Timothy V. Wolf Director	1,000	—	1,300	(3)	60,726
Daniel Yohannes Director	2,581	—	2,581		5,038
Ben Fowke Chairman, President and Chief Executive Officer	658,862		658,862		72,600
Robert Frenzel Executive Vice President and Chief Financial Officer	36,845	18,887	55,732		—
Brett Carter Executive Vice President, Chief Customer and Innovation Officer	5,439	—	5,439		56
Kent Larson Executive Vice President and Group President, Operations	105,354	—	105,354		37,177
Scott Wilensky Executive Vice President, General Counsel	112,668	—	112,668		22,924
Directors and Current Executive Officers as a group (26 persons)	1,118,887	24,544	1,143,432		681,508

(1)	On March 21, 2019, the closing price of our common stock on the Nasdaq was $56.48.

(2)

Common stock equivalents represent (i) the share equivalents of our common stock held by executive officers under our deferred compensation plan as of March 21, 2019, and (ii) stock equivalent units held under the directors’ Stock Program as of March 21, 2019. For information on common stock equivalents granted during 2018 and holdings at December 31, 2018, see page 57. The information in this column is not required by the rules of the SEC because these share equivalents carry no voting rights and the recipient does not have the right to acquire any underlying shares within 60 days of March 21, 2019. Nevertheless, we believe that this information provides a more complete picture of the financial stake that our directors and executive officers have in the Company.

(3)	Mr. Wolf’s son owns 300 of these shares. Mr. Wolf disclaims beneficial ownership of these shares.

Destination 2050	29

BENEFICIAL OWNERSHIP OF CERTAIN SHAREHOLDERS

Largest Owners of Xcel Energy’s Shares

The table below provides information as to each person or entity known to us to be the beneficial owner of more than five percent of our common stock:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	47,113,265(1)	9.2%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	40,464,549(2)	7.9%
JPMorgan Chase & Co. 270 Park Ave. New York, NY 10017	36,766,429(3)	7.1%

(1)

The information contained in the table and this footnote with respect to BlackRock, Inc. is based solely on a Schedule 13G/A filed by the listed person with the SEC on February 6, 2019. The filing indicates that as of December 31, 2018, BlackRock, Inc. had sole voting power for 42,661,890 shares and sole dispositive power for 47,113,265 shares.

(2)

The information contained in the table and this footnote with respect to The Vanguard Group, Inc. is based solely on a Schedule 13G/A filed by the listed person with the SEC on February 11, 2019. The filing indicates that as of December 31, 2018, The Vanguard Group, Inc. reported that it had sole voting power for 683,567 shares, shared voting power for 310,994 shares, sole dispositive power for 39,586,698 shares and shared dispositive power for 877,851 shares. The Vanguard Group, Inc. also reported that (i) Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 434,583 shares as a result of its serving as investment manager of collective trust accounts and (ii) Vanguard Investment Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 686,078 shares as a result of its serving as investment manager of Australian investment offerings.

(3)

The information contained in the table and this footnote with respect to JPMorgan Chase & Co. is based solely on a Schedule 13G/A filed by the listed person with the SEC on January 28, 2019. The filing indicates that as of December 31, 2018, JPMorgan Chase & Co. had sole voting power for 33,694,067 shares, shared voting power for 57,786 shares, sole dispositive power for 36,599,648 shares and shared dispositive power for 130,358 shares.

30	Destination 2050

PROPOSAL NO. 2

Proposal No. 2

Advisory Vote on Executive Compensation

Recommendation and Background

Our Board recognizes that performance-based executive compensation is an important element in driving long-term shareholder value. We are seeking shareholders’ views on the compensation of named executive officers identified in the Executive Compensation Tables section of this proxy statement through an advisory vote on the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s 2019 proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The Company’s goal for its executive compensation program is to align executive leadership’s interests with those of our shareholders, customers and employees. The Board believes our executive compensation program satisfies this goal and is strongly aligned with the long-term interests of our shareholders.

Shareholders are urged to read the CD&A and other information included in the Executive Compensation Tables section of this proxy statement. The GCN and the Board believe that the information provided in these sections demonstrate that our executive compensation program aligns our executives’ compensation with our short-term and long-term performance and provides the compensation and incentives needed to attract, motivate and retain key executives who are crucial to our long-term success.

As an advisory vote, this proposal is not binding upon the Company. However, the GCN, which is responsible for designing and administering our executive compensation program, values the opinions expressed by shareholders in their vote on this proposal and will continue to consider the outcome of the vote when making future compensation decisions for named executive officers.

Vote Required

The Board will consider shareholders to have approved our executive compensation if the shares voted “FOR” the proposal exceed the shares voted “AGAINST.” Abstentions and broker non-votes will have no effect on this matter. Proxies solicited by the Board will be voted “FOR” the approval of our executive compensation, unless a different vote is specified.

✓	Your Board recommends a vote “FOR” approval of the advisory vote on compensation.

Destination 2050	31

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

In this section, we describe the material components of our executive compensation program for 2018 for named executive officers (“NEOs”), who appear in the Summary Compensation Table and other compensation tables contained in this Proxy Statement.

Compensation Discussion and Analysis Table of Contents

32	Destination 2050

COMPENSATION DISCUSSION AND ANALYSIS

Highlights

2018 Performance

We are executing our strategy for long-term customer and shareholder value. Our successful track record positions us well as we continue to provide cleaner generation and the options customers want.

	Financial Results	Continue to Improve Safety and Reliability
• One-, three- and five-year TSR better than our peer group average • Met or exceeded ongoing EPS guidance for 14 consecutive years • Increased our dividend for 15 consecutive years

•  Improved gas emergency response time by 10% since 2017 and 28% since 2014

•  Solid nuclear operations with a 95.9% capacity factor, NRC Column 1 status, and all units with an INPO index of 100

•  Reduced OSHA injuries by 55% and DART by 59% since our Journey to Zero began in 2009

Lead the Clean Energy Transition	Keep Bills Low	Enhance the Customer Experience
• Committed to producing carbon-free electricity by 2050 • Reduced the carbon emissions from electricity serving our customers by 38% compared to 2005 levels	• Average residential electricity bill has increased by less than 1% since 2013 • Helped customers save more than 1,100 gigawatt hours through efficiency and conservation programs	• Expanded our 100% renewable energy program options • Improved customer satisfaction performance and progress compared to other utilities, according to J.D. Power

2018 Compensation

No significant changes were made to our executive compensation program for 2018, which continues to be primarily variable compensation based on performance outcomes. We continue to monitor evolving best practices to ensure our talent needs for attraction, motivation and retention are met, and we continue to assess certain features of our programs compared to market practices.

Our operational and superior financial performance resulted in the following 2018 compensation outcomes:

•

The 2018 annual incentive program achieved a payout of 177 percent of targeted results. This payout is reflective of our focus on both operational and superior financial performance, as described in the Annual Incentive section beginning on page 37.

•

Performance-based long-term incentive awards that settled in 2018 achieved a weighted average payout of 187 percent of targeted performance. This result is reflective of our very strong relative TSR performance and exceptional achievement of our environmental commitment to reduce carbon dioxide emissions, as described in the Long-Term Incentives section on pages 38 to 39.

Compensation Philosophy

Our executive compensation programs are designed to align the interests of our executives with the interests of our shareholders, customers and employees. Our compensation philosophy is based on the following principles:

Performance Based	Market Competitive	Equity-based Incentive
• Majority of executive compensation is at risk, and pay is aligned with performance • Motivates achievement of financial, operational and stock price performance goals	• Enables us to attract and retain talented leaders • Compares us to a 21-member industry peer group	• Focuses on long-term shareholder value • Aligns executive interests with those of shareholders and rewards for strategic success

This philosophy, which includes significant emphasis on pay for performance, is applied consistently across all executives; however, individual compensation may be differentiated based on scope of responsibilities, experience, and contributions to Company results.

Destination 2050	33

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Practices

Our compensation practices for NEOs are outlined below. These practices reflect our compensation philosophy and help ensure sound corporate governance practices.

What We Do	•	Pay for performance with a substantial percentage of each NEO’s total direct compensation being variable, at risk and aligned with performance-based metrics
	•	Use an appropriate peer group when establishing compensation
	•	Review tally sheets when making executive compensation decisions
	•	Balance short- and long-term incentive performance goals to reflect operating and strategic objectives
	•	Strong emphasis on performance-based equity award
	•	Align executive compensation with shareholder returns through long-term incentives
	•	Include caps on individual payouts in incentive plans
	•	Set significant stock ownership guidelines for NEOs, other executives and non-employee directors
	•	Require shares to be held until stock holding ownership guideline achieved
	•	Mitigate undue risk-taking in compensation programs
	•	Include recoupment provisions in our annual and long-term incentive programs
	•	Maintain an independent GCN
	•	Retain an independent compensation consultant

What We Don’t Do	•	Provide employment contracts
	•	Permit executives to hedge their company stock
	•	Provide tax gross-ups for new executive officer participants in the Senior Executive Severance Policy
	•	Provide tax gross-ups on executive perquisites except for circumstances regarding relocation
	•	Provide unusual or excessive perquisites
	•	Supplement service credit to newly hired officers under any of the Company’s qualified or nonqualified retirement plans

Impact of 2018 Say on Pay Vote

Each year, Xcel Energy provides shareholders with a non-binding “say-on-pay” vote on its executive compensation programs.

The GCN evaluated results of the say-on-pay vote, and in light of the broad shareholder support of our executive compensation programs, the GCN decided to maintain the core design of our compensation programs. The GCN will continue to consider the outcome of future say-on-pay votes, in addition to various other factors, when making future compensation decisions.

95% of the votes cast were in favor of our executive compensation programs and policies

Establishing Compensation

Market Analysis

At the GCN’s request, Meridian, its independent compensation consultant, presented its annual market assessment comparing our executive compensation programs and compensation against our peer group for:

•	base salary;

•	total cash compensation (base salary plus target annual incentive); and

•	total direct compensation (total cash compensation plus target long-term incentive).

34	Destination 2050

COMPENSATION DISCUSSION AND ANALYSIS

To provide a broad perspective of the competitive market, Meridian analyzed data for various market pay levels, including the 25th, 50th and 75th percentiles. We consider compensation to be market competitive if it is within a competitive range of the median of the peer group.

For 2018, the GCN made pay decisions based on this annual market assessment of compensation and specific factors about each NEO, including individual performance, experience, internal equity, Company results, scope and responsibility, retention and the NEO’s role in succession planning.

The GCN exercises its independent judgment to approve the compensation level for the CEO. For all other executive officers, the GCN considers the CEO’s recommendation for setting compensation levels. The GCN approved compensation for the CEO and all other executive officers that is aligned with the Company’s overall compensation philosophy described above.

Peer Group

Our peer group of 21 U.S.-based publicly traded energy services companies is generally consistent from year to year (subject to changes resulting from mergers and acquisitions) and was developed by Meridian and approved by the GCN to approximate the competitive market in which we compete for talent. Peer group companies were selected primarily based on the following criteria:

•	Utilities with similar revenue and market capitalization.

•	Part of the market for which we compete for talent and investor capital.

•	Similar operating models and challenges with their regulated utility businesses.

•	Included in an executive compensation survey database for which compensation information is available for a cross-section of executive and managerial roles.

2018 Peer Group Companies
Ameren Corporation	Duke Energy Corporation	PG&E Corporation
American Electric Power Company	Edison International	PPL Corporation
CenterPoint Energy	Entergy Corporation	Public Service Enterprise Group Incorporated
CMS Energy Corporation	Eversource Energy	SCANA Corporation(1)
Consolidated Edison	Exelon Corporation	Sempra Energy
Dominion Energy	First Energy Corp.	The Southern Company
DTE Energy Company	NextEra Energy	WEC Energy Group

In December 2017, at the time 2018 compensation was assessed:

•	The median revenue for the peer group was $10.8 billion as compared to our revenue of $11.7 billion.

•	The median market capitalization for the peer group was $25.0 billion as compared to our market capitalization of $24.1 billion.

(1)	Merged into Dominion Energy on January 2, 2019.

Executive Compensation Elements

The following table provides information regarding the elements of total direct compensation for our NEOs in 2018:

	Base Salary	Annual Incentive	Long-Term Incentive: Performance Shares	Long-Term Incentive: Restricted Stock Units
Primary Purpose	Motivate, Attract and Retain
	Reward for ongoing work performed	Reward short-term performance	Reward long-term performance
	Continuity	Align interest with customers, shareholders and employees
Reviewed	Annually
Payment	Ongoing	In February following end of performance period
Cash/Equity	Cash	Cash or equity at executive officer’s election	Equity or cash	Equity
Performance Period	Ongoing	1 year	3 years

Destination 2050	35

COMPENSATION DISCUSSION AND ANALYSIS

Perquisites offered by the Company are very limited in nature and scope. In addition, we provide the following retirement and post-employment programs:

Retirement and Post-employment programs
Pension Plan (qualified and nonqualified) • Provides retirement income for eligible participants based on fixed plan-based formulas.
Supplemental Executive Retirement Plan (SERP) • CEO is the sole participant; closed to new participants in 2008. • Provides supplemental retirement income in addition to the pension benefits.

401(k) Savings and Deferred Compensation Plan

•   Provides for savings opportunities by deferring salary up to tax code limitations (401(k)) and salary, annual incentive and/or long-term incentive (Deferred Compensation).

Severance and Change in Control • Provides compensation and benefits in the case of involuntary termination without cause.

Mix of Total Compensation

We balance the mix of compensation to our NEOs by delivering a blend of short- and long-term incentives that are consistent with prevailing market practice and compensation philosophy. This approach has effectively resulted in 87 percent of total direct compensation for the CEO and 73 percent of total direct compensation for other NEOs to be in the form of variable compensation, with the remainder representing fixed compensation. The GCN and the Board believe this design encourages a balance of short- and long-range strategic thinking, which is important given the long-term nature of utility operations and the capital investment necessary for such operations.

The following charts illustrate the mix of total direct compensation for the CEO and other NEOs at target performance.

Overview of Target Total Compensation for 2018

For 2018, the GCN set each NEO’s base salary, target annual incentive and target long-term incentive awards, which are shown in the table below.

	Annualized Base Salary ($)	Annual Incentive Target (% of Base Salary)	Long-Term Incentive Targets
Named Executive Officer			Performance Shares ($)	Restricted Stock Units ($)	Total ($)
Ben Fowke, Chairman, President and CEO	1,250,000	130%	5,700,000	1,425,000	10,000,000
Robert Frenzel, Executive Vice President, CFO	650,000	75%	1,148,000	287,000	2,572,500
Brett Carter, Executive Vice President, Chief Customer and Innovation Officer	500,000	70%	800,000	200,000	1,850,000
Kent Larson, Executive Vice President and Group President, Operations	600,000	75%	1,000,000	250,000	2,300,000
Scott Wilensky, Executive Vice President, General Counsel	540,000	65%	800,000	200,000	1,891,000

These compensation levels align and the mix of pay is competitive with the market for the utility industry.

36	Destination 2050

COMPENSATION DISCUSSION AND ANALYSIS

Base Salary

Base salary provides a fixed element of regular income. The amount of base salary set by the GCN is competitive in the utility industry. A key consideration is the median base salary rates at peer companies, although the GCN has flexibility to review other relevant factors as outlined in our compensation philosophy. The base salaries for the NEO’s were, in aggregate, just above the median of base salaries of our peer companies.

Annual Incentive

Our annual incentive plan (“AIP”) is intended to reward our NEOs for the achievement of short-term performance goals. In February 2018, our management recommended AIP goals to the GCN based on an evaluation of prior corporate performance and available objective metrics and benchmarks. These goals were selected as they are aligned with our corporate operational priorities. In addition, they discourage short-term thinking or behavior that could threaten the value of the Company or the investment of its shareholders.

The GCN determined each NEO’s 2018 AIP payout in accordance with the following:

•	Each NEO’s target award is determined by multiplying their base salary and their target percent. The award payout range is 0 percent to 200 percent of a NEO’s target award.

•	Up to 150 percent of a NEO’s targeted award is determined by the actual achievement of our operational metrics and a possible funding multiplier based on financial performance, as defined below.

•	Up to an additional 50 percent of a NEO’s targeted award is based on attaining superior financial performance as measured by ongoing EPS.

The table below discloses the GCN approved corporate operational goals and actual results for the AIP in 2018:

2018 Corporate Goals	Key Performance Indicator	Threshold Performance	Target Performance	Maximum Performance	2018 Actual Performance	% Payout	% Weight	Weighted Calculation
Enhance Customer Experience	Customer Satisfaction (JD Power survey data)	1.3% improvement	3.0% improvement	4.7% improvement	1.9% improvement	67.65%	20%	13.53%
Keep Bills Low	O&M Growth (over 2017)(1)	1.5%	0.0%	-1.5%	3.6%	0.00%	20%	0.00%
Safety and Reliability	Employee Safety (DART)(2)	0.68	0.50	0.45	0.50	150.00%	20%	30.00%
	Public Safety (gas emergency response)	80%	84%	86%	87%	150.00%	20%	30.00%
	Electric System Reliability (SAIDI)	98	91	84	97	57.14%	20%	11.43%
Results on Operational Metrics							100%	84.96%

(1)

The O&M growth metric can exclude: (1) any non-ongoing O&M expense reported externally; and (2) any regulatory cost deferrals/amortizations or expense items with clearly identified revenue offsets in excess of $5M and validated by the CFO (i.e., mutual aid). No such adjustments were made to the O&M result for 2018. The O&M result for 2018 reflects our decision to incur additional O&M expense for vegetation management and system maintenance due to the hot summer, business systems costs, investments to improve and enhance business processes and customer service, as well as damage prevention and remediation costs.

(2)

Under the terms of the program, the DART performance was increased to Maximum level because no employee fatality occurred and there were no direct personal primary voltage electrical contacts that result in a DART Recordable injury or unplanned natural gas ignitions and the DART Recordable Incident Rate was above Threshold. If an employee fatality had occurred, it would have been reduced to Threshold.

Annual incentive awards are, in part, based on ongoing EPS, as documented in Exhibit A, which can be adjusted for certain identified financial impacts. For 2018, no adjustments were made to ongoing EPS.

When ongoing EPS is below a certain threshold, awards will not be paid. If ongoing EPS is in the lower end of our original earnings guidance, or $2.37 to $2.42 per share, then operational results can be modified by a funding multiplier of 50 percent to 100 percent. If ongoing EPS is at the higher end of the original guidance range, or $2.43 per share or greater, then the operational results can be modified by a funding multiplier of 100 percent to 150 percent, not to exceed a 150 percent of target payout. For 2018, the Committee took into account overall operational performance and results as well as the superior ongoing EPS results when determining the funding multiplier, resulting in an award level of approximately 127 percent of target.

Superior financial performance is recognized and rewarded as a pre-defined percentage of each NEO’s target annual incentive award. For 2018, an additional 50 percent of target annual incentive awards were paid based on the achieved EPS result of $2.47 per share for 2018. When combined, the awards for NEOs were paid at approximately 177 percent of target.

Destination 2050	37

COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Incentives

Long-term incentive (“LTI”) awards are intended to reward NEOs for the achievement of long-term performance goals, shareholder value creation, and to retain critical talent. For 2018, our long-term incentive program had two components, which balanced these objectives:

•	Performance shares (80% weighting); and

•	RSUs (20% weighting).

Grant of 2018-2020 LTI Awards

Long-term incentive compensation is approximately 71 percent of the CEO’s target total direct compensation and 54 percent of the average of the other NEOs’ target total direct compensation and is primarily performance-based. Prior to vesting, long-term incentive awards may not be sold, encumbered or otherwise transferred by the participant. Stock earned under long-term incentive compensation is subject to our Stock Ownership Policy (see pages 40 to 41).

The following section describes the performance-based long-term incentive grants for the three-year period ending December 31, 2020.

Performance Shares based on the Company’s Relative TSR	Performance Shares based on Carbon Dioxide Emissions Reduction

For performance between percentiles, the number of performance shares earned shall be determined by straight line interpolation.

Based on the achievement of specified levels of the Company’s TSR relative to our peer group, with the payout ranging from 0 percent to 200 percent.

Based on the achievement of a specified reduction in carbon dioxide emissions in 2020 below 2005 levels associated with electric service for our customers, with the payout ranging from 0 percent to 200 percent.

The goal links the interest of executive officers with shareholders by rewarding management for creating shareholder value when compared to utility industry peer companies.	This goal supports our strong environmental strategy.

Dividend equivalents are credited on each granted award during the three-year cycle to the same extent that dividends are paid on shares of our common stock.

Credited dividend equivalents are paid only to the extent the underlying performance share vests based on the achievement of the applicable performance goal. If the applicable threshold performance goal is not achieved at the end of the three-year performance cycle, then all associated performance shares and dividend equivalents would be forfeited.

Each performance share represents one share of Xcel Energy common stock.

Grant awards, at Target: • CEO: 74,514 • Other NEOs range: 10,458 to 15,007	Grant awards, at Target: • CEO: 44,708 • Other NEOs range: 6,275 to 9,004
Paid as cash, shares or a combination, as elected.	Generally paid as shares.

38	Destination 2050

COMPENSATION DISCUSSION AND ANALYSIS

Restricted Stock Units Subject to Service-Based Vesting

In 2018, each NEO was granted RSUs that vest upon the third anniversary of the grant date, provided that the NEO remains continuously employed until such anniversary, subject to certain limited exceptions. RSUs serve as an important continuity and retention tool. Each RSU represents one share of our common stock.

Dividend equivalents are credited on each RSU during the vesting period to the same extent that dividends are paid on shares of our common stock, but such dividend equivalents are paid only to the extent the underlying RSU vests based on the satisfaction of the service requirement. Awards will vest on a pro rata basis for NEOs who are at least 55 years of age and have 10 years of service in the event that any such NEO leaves the company for any reason, other than with cause, during the term of the grant.

For 2018, the CEO was awarded 29,806 RSUs and the other NEOs were awarded from 4,184 to 6,004 RSUs.

The Performance Share and RSU grants are included in the Grants of Plan-Based Awards Table on page 46.

Settlement of 2016-2018 LTI Awards

For 2016, the long-term incentive program had two components — Performance Shares and Restricted Stock Units. The following section describes the results of these award grants for the three-year period ended December 31, 2018.

Performance Shares based on the Company’s Relative TSR	Performance Shares based on Three-year Average Carbon Dioxide Emissions Reduction

TSR is a measure of shareholder value creation and our ranking illustrates superior performance over peer companies. The performance outcome is at the 78th percentile, which results in a 180 percent of target payout.

Result is due to implementing clean energy projects, modernizing the fossil fleet, leading the way with resource plans, energy efficiency programs and favorable market conditions. The performance outcome is above the maximum payout or a 31.8 percent three-year average reduction[1] over 2005 levels, which results in a 200 percent of target payout.

(1)   CO2 emissions associated with all owned and purchased electricity, whether serving our customers or sold into the market.

Earned awards: • CEO: 160,853 • Other NEOs range: 24,267 to 34,112	Earned awards: • CEO: 107,235 • Other NEOs range: 16,178 to 22,741
The award amounts include dividend equivalents credited over the three-year performance cycle.

Restricted Stock Units Subject to Service-Based Vesting

In 2016, we granted each NEO RSUs that vested upon the third anniversary of the grant, provided such NEO remained continuously employed for the three-year period.

The CEO earned 35,746 RSUs and the other NEOs earned awards ranging from 5,393 to 7,581 RSUs, all of which included dividend equivalents credited over the three-year cycle.

The Performance Shares and RSUs awards that were earned are included in the Option Exercises and Stock Vested Table on page 48.

Destination 2050	39

COMPENSATION DISCUSSION AND ANALYSIS

Retirement and Deferred Compensation Benefits

In 2018, the Company provided retirement benefits to executive officers under the Xcel Energy qualified and nonqualified pension plans. The role of the pension plans in executive compensation is the same as it is for other employees: to provide income during retirement and aid in the retention of qualified employees. The qualified pension plan benefits are based on earnings up to the Internal Revenue Service’s established limits and the benefit may be payable in a manner that results in individual income tax advantages. The nonqualified pension plan benefit is based on earnings, if any, above the same Internal Revenue Service limit. The 2018 Internal Revenue Service earnings limit was $275,000.

The Company maintains a Supplemental Executive Retirement Plan (“SERP”), which was closed to new participants in 2008. Benefits continue to accrue for Mr. Fowke who remains the sole participant in the SERP. The SERP provides a benefit to the participant, which is offset by the qualified and nonqualified pension plan benefits. Covered compensation for the purposes of calculating SERP benefits includes base salary and annual incentive awards. Long-term incentive payments are not included in covered compensation. The SERP benefit is valued as a 20-year annuity, but is payable as a lump sum after the participant’s termination of employment. Unreduced benefits are payable at age 62; benefits are payable as early as age 55, reduced 5 percent for each year that the benefit commencement date precedes age 62.

Each executive officer is eligible to participate in Xcel Energy’s 401(k) Savings Plan and Deferred Compensation Plan. The 401(k) plan allows executive officers, like other eligible employees, to defer a portion of their base salary up to certain IRS limits. The Deferred Compensation Plan also allows executive officers to defer all or a portion of their annual incentive award and all or a portion of their performance-based long-term incentive awards. For 2018, the Company matched 50 percent of base salary deferrals (up to 8 percent deferred), netting to a maximum 4 percent as the eligible matching contributions. One of the purposes of the Deferred Compensation Plan is to allow for a full employer matching contribution that cannot be contributed under the Company’s qualified retirement plans due to the Internal Revenue Service Code limitations.

Additional Compensation Program Features and Policies

Severance Policy

The Company provides severance benefits to NEOs in accordance with the Xcel Energy Senior Executive Severance and Change in Control Policy (as amended, the “Severance Policy”). The Board or the GCN may name additional participants. The GCN believes the Severance Policy provides a competitive severance benefit that retains key talent during a critical and potentially protracted period of uncertainty in the event the Company undergoes a change in control and the executive is not retained following the completion of such event. Outside of change in control situations, the Severance Policy also encourages executive officers to focus on the interests of Xcel Energy and its shareholders without undue concern that the officer will be terminated without compensation and benefits.

The benefits payable under the Severance Policy are discussed in more detail under Potential Payments Upon Termination or Change in Control beginning on page 52.

Employment Contracts

Neither our CEO nor any of our other executive officers have employment contracts.

Stock Ownership Requirements

Our Stock Ownership Policy is an important feature of our compensation philosophy that helps to ensure alignment of executive interests with those of our shareholders. The share ownership guideline for each executive is based on the executive’s position. Executives are expected to achieve the applicable ownership requirement within five years of the date they assume their current executive position by holding shares paid from incentives or by other methods.

If an executive is not in compliance with the ownership requirement within the required time period, the executive must elect to receive payment of any incentive awards in stock and must retain 100 percent of the net shares (after-tax) delivered to him or her until the ownership requirement is met.

40	Destination 2050

COMPENSATION DISCUSSION AND ANALYSIS

As of March 21, 2019, all current NEOs have achieved, or are on track to achieve, the stated share ownership requirement by the date specified for achievement. All shares of common stock that the executive owns as well as amounts deferred into Xcel Energy stock fund in the Retirement Savings Plan and Deferred Compensation Plan count toward compliance with the ownership guidelines. The table below shows the value of shares of common stock and common stock equivalents that each NEO must hold by the required dates expressed as a multiple of base salary.

CEO	6x base salary

Named Executive Officers	3x base salary

All Other Executive Officers	2x - 3x base salary

Equity Grant Practices

We follow these practices regarding the timing of equity compensation grants:

•	Performance shares and RSUs are normally approved on the date of the regularly scheduled December GCN meeting and granted on the first trading day of the next fiscal year.

•	Off-cycle grants to employees and new hires are made during the two-week period following the earnings release for the quarter in which the triggering event occurred.

•

Grants to newly promoted executive officers or otherwise made as described above are made either (i) on the day the GCN approves the grant for a promotion that has already occurred or is occurring concurrently; or (ii) on the effective date of a promotion for promotions or grants that become effective at a future date.

•

In years where we pay out annual incentive awards, we issue the common shares and restricted shares of our common stock to executives who have elected to receive their award in common stock on the regularly scheduled date of the February GCN meeting.

Sign-On Compensation

In order to attract top talent, the GCN will consider providing sign-on compensation for external hires. In connection with the hire of Mr. Carter, the GCN approved a sign-on bonus of $500,000, one-half of which was paid upon his hire and one-half of which will be paid upon the first anniversary of his hire, all of which is subject to repayment if Mr. Carter terminates his employment with our company prior to May 7, 2020 and therefore is a retention incentive. Mr. Carter also received certain sign-on incentive awards that are designed to align a meaningful portion of his compensation to common goals shared by other NEOs on terms consistent with the awards granted to other executive officers.

Hedging and Pledging

We prohibit the use of any hedging or similar transactions related to our shares for directors and all employees, including executives. In addition, the pledging of shares by executive officers and directors is only allowed if the executive officer or director receives approval from the securities trading policy committee prior to pledging the shares. No directors or executive officers have pledged shares of our common stock. The Board believes that these policies are consistent with our philosophy that senior executives’ and directors’ interests should be aligned with those of our long-term shareholders through equity ownership.

Recoupment

The Company has recoupment (or clawback) provisions in place to provide the right to recover certain payments made to executives or other employees as required by Dodd-Frank.

In addition, Xcel Energy may recover all or a portion of paid annual and long-term incentive awards:

•

For a period of up to three years from an individual who is an employee at the time the GCN Committee determines there is a miscalculation in a performance metric that results in a materially incorrect overpayment.

•	If an individual is terminated for fraud or misconduct.

Further, Xcel Energy may cancel outstanding and unvested LTI grants for individuals who were determined to be engaged in fraud or misconduct and whose actions resulted in, or were reasonably likely to result in, a material adverse impact to the Company, whether operational, financial or reputational.

Destination 2050	41

COMPENSATION DISCUSSION AND ANALYSIS

Risk Assessment

Our compensation programs are designed to motivate performance while not promoting behaviors that create undue risk. The GCN considers several risk factors in establishing executive compensation programs, when setting compensation levels and when selecting measures and performance goals for the Company’s variable compensation programs. These factors include:

•	Designed to align shareholder, customer and employee interests.

•	Performance metrics are clear, easily identifiable and are based on variables that are generally accepted in the market, such as TSR.

•	Performance metrics align to our business strategy.

•	Long-term incentives have three-year vesting periods to encourage long-term decision making and value creation.

•	Incentive metrics are subject to auditing and internal controls, which apply to performance achievement and reporting of results.

•	Payout ranges are understood and capped.

•	Performance, structure and target incentive opportunities are comparable to those of our industry or peer companies.

•	Stock Ownership Policy that requires executive officers retain a substantial stake in the Company to maintain long-term alignment.

•	Recoupment provisions are in place as described above on both annual and long-term incentives.

Deductibility of Executive Compensation under IRC Section 162(m)

Beginning January 1, 2018, as a result of the passage and signing of the Tax Reform and Jobs Act, the $1,000,000 limitation on deductible compensation will apply to the chief executive officer, chief financial officer, the three highest compensated executive officers (other than the CEO and CFO) and anyone who previously was a covered person under such rules. In addition, beginning January 1, 2018, the exemption for performance-based compensation was eliminated, except for certain written binding contracts that were in effect on November 2, 2017 that are not modified in any material respect on or after that date. The GCN expects to continue granting compensation designed to achieve the objectives described above under Compensation Philosophy even if such amounts are not deductible.

42	Destination 2050

REPORT OF THE COMPENSATION COMMITTEE

Report of the Compensation Committee

The GCN, in its capacity as the compensation committee of the Board, has reviewed and discussed with management the CD&A in this proxy statement. Based on the review and discussions referred to above, the GCN recommended to the Company’s Board that the CD&A be included in the Company’s proxy statement on Schedule 14A.

Compensation Committee

Richard K. Davis, Chair

Christopher J. Policinski

James T. Prokopanko

James J. Sheppard

David A. Westerlund

Destination 2050	43

EXECUTIVE COMPENSATION TABLES

Executive Compensation Tables

Summary Compensation Table

The following table summarizes the primary elements of compensation paid or granted to our named executive officers. See the CD&A above for a description of our executive compensation program to gain an understanding of the information disclosed in this and the following tables.

Name and Principal Position	Year		Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)(5)		All Other Compensation ($)(6)	Total ($)

Ben Fowke	2018		1,250,000	—	7,125,029		2,883,400	830,215		59,124	12,147,768
Chairman, President and CEO	2017		1,250,000	—	6,500,012		2,016,563	2,854,922		54,902	12,676,399
	2016		1,200,000	—	5,800,001		1,828,800	2,638,417		52,902	11,520,120

Robert Frenzel	2018		650,000	—	1,954,029		432,510	54,281		27,111	3,117,931
Executive Vice President, Chief Financial Officer	2017		625,000	—	1,698,003		352,485	52,034	(8)	26,037	2,753,559
	2016	(7)	397,500	—	2,120,102		266,700	14,402	(8)	281,226	3,079,930

Brett Carter	2018	(9)	325,758	250,000	2,945,720	(10)	434,728	12,633	(11)	220,584	4,189,423
Executive Vice President, Chief Customer and Innovation Officer

Kent Larson	2018		600,000	—	1,250,040		798,480	48,981		26,846	2,724,347
Executive Vice President and Group President, Operations	2017		575,000	—	1,250,040		656,571	274,121		25,742	2,781,474
	2016		550,000	—	1,230,008		523,875	373,654		24,608	2,702,145

Scott Wilensky	2018		540,000	—	1,000,042		622,814	53,849		25,481	2,242,186
Executive Vice President, General Counsel	2017		520,000	—	925,039		436,223	118,647		20,530	2,020,439
	2016		505,000	—	940,665		354,346	231,611		23,812	2,055,434

(1)	Amounts in this column reflect base salary earned for the corresponding year regardless of whether any portions were deferred under the 401(k) Savings Plan or otherwise.

(2)	For Mr. Carter, this includes a cash sign-on bonus, which is subject to repayment if he terminates employment on or prior to May 7, 2020.

(3)

Amounts in this column reflect the aggregate grant date fair value of long-term incentive awards granted. The majority of the amounts in this column do not represent earned or paid compensation, as most awards are still subject to performance and/or vesting conditions. The remaining amounts include awards earned under the AIP that the executive officer elected to receive in shares of unrestricted and restricted common stock, in lieu of a portion of the cash payment and a stand-alone stock grant to a new executive. In each instance, the grant date fair value was computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, as described below:

•

Restricted shares and unrestricted shares granted under the AIP are valued based on the closing price of Xcel Energy’s common stock, as reported on the stock exchange where our stock was listed, on the trading date preceding the issuance date; shares are issued following the close of the performance year, and include a premium (5 percent for unrestricted common stock or 20 percent for restricted stock) for the election to receive shares of stock in lieu of cash.

•

The long-term incentive grants are valued based on the market price of our common stock on the grant date of the award, based on the assumption that target performance will be achieved or the service requirement will be met and the awards and future credited dividend equivalents will vest and will not be forfeited.

The aggregate grant date fair value of equity grants is equal to the closing price of Xcel Energy’s common stock, as determined above. The aggregate grant date fair value of performance share awards granted in 2018 that have a variable vesting value, assuming the maximum performance conditions are achieved, is reflected in the table below:

	Ben Fowke	Robert Frenzel	Brett Carter	Kent Larson	Scott Wilensky
Performance Shares	$11,400,008	$2,295,932	$3,199,982	$2,000,084	$1,600,009

(4)

Amounts in this column reflect annual incentive awards earned under our AIP, as more fully described in the Annual Incentive section on page 37. The amounts in this column are part of the AIP earned, regardless of whether any portion was deferred under the Deferred Compensation Plan. These amounts do not include amounts that the executive elected to receive in shares of unrestricted and restricted shares in lieu of a portion of the cash payment. The value of stock received in lieu of the cash payment plus associated premiums are reflected in the Stock Awards column for the respective years.

44	Destination 2050

EXECUTIVE COMPENSATION TABLES

(5)

Amounts in this column reflect the increase in the present value of the executive officer’s benefits under all pension plans established by the Company, using methods that are consistent with those used in our financial statements. The change from the prior year is generally due to (a) the additional years of service earned by the executive officer under the plans, (b) the change in the final average salary from the prior year used to determine plan benefits, (c) the interest earned on accumulated benefits during the year (that is, the decrease in the deferral period until benefits commence as the executive officer approaches retirement), and (d) changes in actuarial assumptions including interest rates.

(6)

Amounts included in All Other Compensation include the Company match under the 401(k) Savings Plan, Company contributions to the Deferred Compensation Plan, imputed income on life insurance paid by the Company, amounts related to our executive physical program, and amounts related to relocation expenses for one of our NEOs. None of these amounts exceed $10,000 except the following:

•	Contributions to the Deferred Compensation Plan: Mr. Fowke $40,750; Mr. Frenzel $16,750; Mr. Larson $14,750; and Mr. Wilensky $12,350.

•	For Mr. Frenzel, the 2016 value included $276,793 in relocation expense reimbursement, which included $12,085 in income tax reimbursement for taxes related to the relocation reimbursement.

•	For Mr. Carter, the 2018 value included $219,859 in relocation expense reimbursement, which included $28,412 in income tax reimbursement for taxes related to the relocation reimbursement.

Except for the executive physical imputed amount, programs included in the “All Other Compensation” column were available to all eligible and qualifying employees of Xcel Energy.

Under corporate policy, the corporate aircraft may not be scheduled for personal use. Executive officers and their families may use the corporate aircraft for personal travel only when the aircraft is already scheduled to fly to the same destination on Company business. Because the aircraft may only be used for personal travel if the aircraft already is scheduled to fly to the same destination, there is no incremental cost to the Company for such personal use. We have significant corporate operations in Minneapolis, Minnesota, and Denver, Colorado, and some executive officers, including several of the NEOs, split time between those offices and use the corporate aircraft to travel between Minneapolis and Denver. Executive officers may also have the occasional personal use of event tickets when such tickets are not being used for business purposes, for which we have no incremental costs.

(7)	Mr. Frenzel was hired effective May 3, 2016.

(8)	Mr. Frenzel became a participant after completion of one full year of service. The value represents the amount he would earn assuming he remains employed at Xcel Energy under the pension plan.

(9)	Mr. Carter was hired effective May 7, 2018.

(10)

Represents long-term incentive awards for the performance periods of 2017-2019 and 2018-2020, an initial grant of common stock, a time-based restricted stock unit grant and the value of Annual Incentive elected to be received as shares of common stock as described in footnote 3.

(11)	Mr. Carter will become a participant after completion of one full year of service. The value represents the amount he would earn assuming he remains employed at Xcel Energy under the pension plan.

Destination 2050	45

EXECUTIVE COMPENSATION TABLES

Grants of Plan-Based Awards Table

The following table provides information regarding incentive awards and other stock-based awards granted during 2018 to the NEOs.

Name	Grant Date	Date of Committee Action(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)				Grant Date Fair Value of Stock and Option Awards ($)(4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)

Ben Fowke	1/2/18	12/12/17				22,354	74,514	(a)	149,028	3,562,514
	1/2/18	12/12/17				13,412	44,708	(b)	89,416	2,137,490
	1/2/18	12/12/17				—	29,806	(c)	—	1,425,025
			812,500	1,625,000	3,250,000

Robert Frenzel	1/2/18	12/12/17				4,502	15,007	(a)	30,014	717,485
	1/2/18	12/12/17				2,701	9,004	(b)	18,008	430,481
	1/2/18	12/12/17				—	6,004	(c)	—	287,051
						$146,250	$292,500	(d)	$585,000
			121,875	243,750	487,500

Brett Carter	5/7/18	4/13/18				3,233	10,778	(a)	21,556	499,991
	5/7/18	4/13/18				1,940	6,467	(b)	12,934	300,004
	5/7/18	4/13/18				—	4,312	(c)	—	200,034
	5/7/18	4/13/18				3,233	10,778	(e)	21,556	499,991
	5/7/18	4/13/18				1,940	6,467	(f)	12,934	300,004
	5/7/18	4/13/18				—	4,312	(g)	—	200,034
	5/7/18	4/13/18				—	5,389	(h)	—	249,996
	5/7/18	4/13/18				—	10,779	(i)	—	500,038
						$55,125	$110,250	(d)	$220,500
			122,500	245,000	490,000

Kent Larson	1/2/18	12/12/17				3,922	13,073	(a)	26,146	625,020
	1/2/18	12/12/17				2,353	7,844	(b)	15,688	375,022
	1/2/18	12/12/17				—	5,229	(c)	—	249,998
			225,000	450,000	900,000

Scott Wilensky	1/2/18	12/12/17				3,137	10,458	(a)	20,916	499,997
	1/2/18	12/12/17				1,883	6,275	(b)	12,550	300,008
	1/2/18	12/12/17				—	4,184	(c)	—	200,037
			175,500	351,000	702,000

(1)

The GCN approved the long-term incentive awards on December 12, 2017 for all NEOs except Mr. Carter, effective as of January 2, 2018. The GCN approved the long-term incentive awards for Mr. Carter on April 13, 2018, effective May 7, 2018. The GCN approved the annual incentive program on February 20, 2018, effective as of January 1, 2018.

(2)

Amounts show target annual incentive awards pursuant to the AIP. Target annual incentive awards, as a percentage of base salary, were set as follows: 130 percent for Mr. Fowke, 75 percent for Messrs. Frenzel and Larson, 70 percent for Mr. Carter and 65 percent for Mr. Wilensky. Payouts of annual incentive awards are dependent on the level of achievement of corporate financial and operational goals approved by the GCN, with each individual having the opportunity to earn from 0 percent to 200 percent of the target annual incentive award based on the level of achievement of the goals. An executive officer may elect to receive shares of restricted or common stock in lieu of all or a portion of the cash payment for which they were otherwise entitled under the AIP. To the extent an executive officer elected to receive restricted or unrestricted shares in lieu of a cash payment for 2018 under the AIP, the dollar value of the future payout of those equity awards at threshold, target and maximum are disclosed in dollar amounts in the columns under the caption “Estimated Future Payouts Under Equity Incentive Plan Awards.” The values shown include the individual’s elected forms of payment and associated premium and therefore may include a 5 percent premium (should the participant elect to receive unrestricted common shares) or a 20 percent premium (should the participant elect to receive restricted shares). The actual payments of the cash component of these awards are included in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table on page 44.

(3)

The amounts show the threshold, target, and maximum payouts for grants of performance shares and target payout for RSUs and a one-time cash-based award paid as common stock shares for Mr. Carter. Performance shares are dependent on the level of achievement of performance conditions approved by the GCN, with each individual having the opportunity to earn from 0 percent to 200 percent of the target performance share award based on the level of achievement.

Share amounts in this column reflect long-term incentive stock-based awards to all NEOs, as described further in (a) through (c) below as well as grants for outstanding award cycles made to Mr. Carter in connection with this commencement of employment as described in (e) through (g) and one-time grants made to Mr. Carter as described in (h) through (i). Dollar amounts in this column also reflect annual incentive awards that the NEO has elected to receive in restricted and/or unrestricted shares of our common stock, as described further in (d) below and footnote 2 above.

(a)	performance shares based on a relative TSR with a measurement date of December 31, 2020
(b)	performance shares based on reducing carbon emissions with a measurement date of December 31, 2020
(c)	RSUs vesting on December 31, 2020
(d)	dollar value of payouts for 2018 AIP to be received as restricted stock, which has a 20 percent premium, or common stock, which has a 5 percent premium, in accordance with an executive officer’s election (see footnote 2)
(e)	performance shares based on a relative TSR with a measurement date of December 31, 2019
(f)	performance shares based on reducing carbon emissions with a measurement date of December 31, 2019
(g)	RSUs vesting on December 31, 2019
(h)	common stock issued on May 7, 2018
(i)	RSUs vesting on May 7, 2019

46	Destination 2050

EXECUTIVE COMPENSATION TABLES

All share amounts reflected were issued under the 2015 Omnibus Incentive Plan. Performance share payout values, while based on level of performance, are also determined by the price of our common stock at payout. The lines reflecting dollar values are for the AIP payouts, pursuant to the 2015 Omnibus Incentive Plan, to be received in restricted and/or unrestricted shares of common stock in accordance with an executive officer’s election (see footnote 2 above). The number of shares to be received for AIP payouts is determined based on the fair market value of our common stock at the time the shares are issued following the close of the performance year. The value of the shares actually issued to each executive officer pursuant to 2018 AIP awards is included in the “Stock Awards” column in the Summary Compensation Table.

(4)	This column shows the grant date fair value pursuant to FASB ASC Topic 718 for equity awards.

Outstanding Equity Awards at Fiscal Year-End Table

The following table provides additional information regarding restricted stock, performance shares and RSUs that were outstanding on December 31, 2018 for the NEOs. Fractional share amounts have been rounded to the nearest whole share.

	Stock Awards		Equity Incentive Plan Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)(2)

Ben Fowke	6,784(3)	334,256	169,111(6)	8,332,103
			101,467(7)	4,999,261
			33,822(8)	1,666,421
			152,704(9)	7,523,724
			91,622(10)	4,514,194
			30,541(11)	1,504,765

Robert Frenzel	5,314(4)	261,817	33,171(6)	1,634,346
	9,680(5)	476,931	19,904(7)	980,670
			6,635(8)	326,890
			30,754(9)	1,515,266
			18,452(10)	909,139
			6,152(11)	303,114

Brett Carter			21,904(6)	1,079,189
			13,143(7)	647,534
			4,382(8)	215,878
			21,904(9)	1,079,189
			13,143(10)	647,534
			4,382(11)	215,878
			10,953(12)	539,645

Kent Larson			32,522(6)	1,602,375
			19,513(7)	961,404
			6,505(8)	320,486
			26,791(9)	1,319,989
			16,075(10)	792,013
			5,358(11)	263,988

Scott Wilensky			24,066(6)	1,185,718
			14,440(7)	711,473
			4,814(8)	237,175
			21,432(9)	1,055,951
			12,860(10)	633,591
			4,287(11)	211,230
(1)

Values were calculated based on a $49.27 closing price of our common stock, as reported on the Nasdaq on December 31, 2018. Actual performance shares and performance share payout values, while based on level of performance, are also determined by the price of our common stock at payout. Values reflected in the table for performance shares granted in 2017 and 2018 assume maximum level performance.

(2)

Amounts reflected exclude performance share awards and RSUs that have a measurement period that ended on December 31, 2018. The GCN certified payment of these awards on February 19, 2019; the amounts for these awards are included in the amounts in the column titled “Number of Shares Acquired on Vesting” in the Option Exercises and Stock Vested Table on page 48.

(3)

Represents restricted stock, and credited dividends, that the executive officers elected to receive in lieu of cash compensation for annual incentive awards granted in 2016 for which they were otherwise entitled under the AIP. The restrictions lapsed on March 1, 2019.

(4)

Represents restricted stock, and credited dividends, that the executive officers elected to receive in lieu of cash compensation for annual incentive awards granted in 2017 for which they were otherwise entitled under the AIP. Two-thirds of the restrictions have lapsed and the remaining one-third of the restrictions will lapse on March 1, 2020 or the next available trading day if the designated date is not a trading day.

(5)

Represents restricted stock, and credited dividends, that the executive officers elected to receive in lieu of cash compensation for annual incentive awards granted in 2018 for which they were otherwise entitled under the AIP. One-third of the restrictions lapsed March 1, 2019, and the remaining two thirds of the restrictions will lapse in equal installments on March 1, 2020 and March 1, 2021 or the next available trading day if the designated date is not a trading day.

(6)

Represents performance shares granted for 2017, and credited dividend equivalents, based on a relative TSR for the performance period January 1, 2017 to December 31, 2019. The measurement date for the vesting of these awards is December 31, 2019.

(7)	Represents performance shares granted for 2017, and credited dividend equivalents, based on reducing carbon emissions. The measurement date for the vesting of these awards is December 31, 2019.

Destination 2050	47

EXECUTIVE COMPENSATION TABLES

(8)	Represents RSUs granted for 2017, and credited dividend equivalents, vesting on December 31, 2019.

(9)

Represents performance shares granted for 2018, and credited dividend equivalents, based on a relative TSR for the performance period January 1, 2018 to December 31, 2020. The measurement date for the vesting of these awards is December 31, 2020.

(10)	Represents performance shares granted for 2018, and credited dividend equivalents, based on reducing carbon emissions. The measurement date for the vesting of these awards is December 31, 2020.

(11)	Represents RSUs granted for 2018, and credited dividend equivalents, vesting on December 31, 2020.

(12)	Represents RSUs granted in 2018, and credited dividend equivalents, vesting on May 7, 2019.

Option Exercises and Stock Vested Table

The following table discloses on a grant-by-grant basis the stock or similar awards that vested in 2018. Pursuant to the Stock Ownership Policy, each executive is required to hold the net shares acquired until the stock ownership requirement is met. Fractional share amounts have been rounded to the nearest whole share.

	Stock Awards(1)
Name	Number of Shares Acquired on Vesting (#)(2)		Value Realized on Vesting ($)(2)

Ben Fowke	16,026	(3)	693,624	(4)
	112,642	(5)	5,032,848	(6)
	160,853	(7)	8,599,193	(8)
	107,235	(9)	5,732,772	(8)
	35,746	(10)	1,911,002	(8)

Robert Frenzel	2,598	(3)	112,431	(4)
	29,086	(7)	1,554,945	(8)
	19,392	(9)	1,036,677	(8)
	6,464	(10)	345,578	(8)

Brett Carter(11)	—		—
	—		—
	—		—
	—		—

Kent Larson	2,316	(3)	100,218	(4)
	34,112	(7)	1,823,645	(8)
	22,741	(9)	1,215,740	(8)
	7,581	(10)	405,266	(8)

Scott Wilensky	24,267	(7)	1,297,310	(8)
	16,178	(9)	864,874	(8)
	5,393	(10)	288,291	(8)

(1)	The Company has not granted stock options since 2001, and there are no outstanding options. As such, the columns relating to option exercises have been omitted.

(2)

Amounts reflected include restricted stock that vested during 2018 and performance share awards and RSUs that had performance and vesting periods that ended on December 31, 2018. The GCN certified the achievement of the applicable performance measures on February 19, 2019.

(3)	Reflects vesting of restricted stock elected in lieu of cash compensation under the AIP plus associated stock acquired with reinvested dividends.

(4)	Value is based on the closing market price of our common stock on February 28, 2018, or $43.28, the date prior to the restriction lapse date.

(5)	Reflects partial and final vesting of retention units plus associated dividend equivalents units received under a retention agreement.

(6)	Value is based on the closing market price of our common stock on February 16, 2018, or $44.68, the date the restrictions lapsed.

(7)

Reflects vesting of performance shares granted January 4, 2016, and associated dividend equivalent performance shares based on achievement of TSR relative to our peer group for the performance period January 1, 2016 to December 31, 2018. The number of performance shares includes credited dividend equivalents associated with the January 20, 2019 dividend as the record date for these dividend equivalents, December 28, 2018, was prior to settlement. Upon settlement, each NEO received the performance share award per their election. Messrs. Fowke, Larson and Wilensky elected 100 percent paid as cash and Mr. Frenzel elected 50 percent as common stock and 50 percent as cash, all subject to plan limits, unless otherwise elected to be deferred under the Deferred Compensation Plan.

(8)	Value is based on the closing market price of our common stock on February 15, 2019, or $53.46, the preceding trading date prior to the GCN certification.

(9)

Reflects vesting of performance shares granted January 4, 2016, and associated dividend equivalent units based on achievement of defined reduction of carbon dioxide emissions. The number of performance shares includes credited dividend equivalents associated with the January 20, 2019 dividend as the record date for these dividend equivalents, December 28, 2018, was prior to settlement. Upon settlement, each officer received 100 percent of the performance share award in shares of our common stock, unless otherwise elected to be deferred under the Deferred Compensation Plan.

(10)

Reflects vesting of service-based restricted stock units granted January 4, 2016, as applicable, and associated dividend equivalent units based on active employment at the time of vesting. The number of units includes credited dividend equivalents associated with the January 20, 2019 dividend as the record date for these dividend equivalents, December 28, 2018, was prior to settlement. Upon settlement, each officer received 100 percent of the RSUs in shares of common stock.

(11)	Mr. Carter was hired effective May 7, 2018.

48	Destination 2050

EXECUTIVE COMPENSATION TABLES

Pension Benefits

We maintain two defined benefit plans in which the NEOs participate, and one additional defined benefit plan in which one NEO participated in 2018.

•	The Xcel Energy Pension Plan (referred to as the “Pension Plan”) provides funded, tax-qualified benefits that are subject to compensation and benefit limits under the Internal Revenue Code.

•

The Xcel Energy Inc. Nonqualified Pension Plan (referred to as the “Nonqualified Pension Plan”) provides unfunded, nonqualified benefits for compensation that is above the required limits of the Xcel Energy Pension Plan.

•

The Xcel Energy Inc. Supplemental Executive Retirement Plan (referred to as the “SERP”) provides unfunded, nonqualified benefits that are offset by benefits under the Xcel Energy Pension Plan and the Nonqualified Pension Plan. Participation in the SERP is closed to new participants.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)

Ben Fowke	Pension Plan	22	2,502,350		—
	Nonqualified Pension Plan	22	4,465,140		—
	SERP	22	16,715,442		—

Robert Frenzel	Pension Plan	3	34,280		—
	Nonqualified Pension Plan	3	86,437		—

Brett Carter	Pension Plan	1	11,907	(1)	—
	Nonqualified Pension Plan	1	726	(1)	—

Kent Larson	Pension Plan	37	2,424,891		—
	Nonqualified Pension Plan	37	1,551,039		—

Scott Wilensky	Pension Plan	20	2,063,473		—
	Nonqualified Pension Plan	20	70,287		—

(1)	Mr. Carter will become a participant after completion of one full year of service. The value represents the amount he would earn assuming he remains employed at Xcel Energy under the pension plan.

Present Value of Accumulated Benefits

The Present Value of Accumulated Benefit is the present value of the annual pension benefit earned as of December 31, 2018 that would be payable under each plan for the NEOs beginning at normal retirement age, or the earliest time at which the NEO may retire without a benefit reduction. Certain assumptions regarding interest rates and mortality were used to determine the present value of the benefit. Those assumptions are consistent with those used in Note 9, Benefit Plans and Other Postretirement Benefits, to Xcel Energy’s Consolidated Financial Statement, included as part of Xcel Energy’s 2018 Annual Report on Form 10-K, including use of updated discount rate assumptions. Specifically, the discount rate for qualified pension benefits was changed from 3.60 percent for 2017 to 4.31 percent for 2018. Nonqualified pension benefits and SERP discount rates were changed from 3.49 percent for 2017 to 4.26 percent for 2018.

Normal retirement age for this purpose is defined by the various plans in which the NEOs participate. The Present Value of Accumulated Benefit is determined for each plan assuming benefits commence at the age described below:

•	Xcel Energy Pension Plan. Benefits are calculated assuming the normal retirement age is 65.

•	Nonqualified Pension Plan. Benefits are calculated assuming normal retirement age is 65.

•	SERP. Benefits are calculated assuming the normal retirement age is 62.

The following narrative provides detailed information about the retirement benefits available to the NEOs.

Xcel Energy Pension Plan

The NEOs participate in either the Pension Equity or the Cash Balance formula under the Xcel Energy Pension Plan:

Benefits provided under the Xcel Energy Pension Plan are based on compensation up to the compensation limit under Section 401(a)(17) of the Internal Revenue Code ($275,000 in 2018). In addition, benefits provided under the Xcel Energy Pension Plan may not exceed a benefit limit under Section 415(b) of the Internal Revenue Code ($220,000 payable as a single life annuity beginning at normal retirement age in 2018).

Benefits are payable under the normal form of benefit (a qualified joint and 50% survivor annuity for a married participant) or one of the optional forms of payment elected by the participant, including a lump sum. Benefits under the Xcel Energy Pension Plan are funded and payable from the assets held in an irrevocable tax-exempt trust.

Destination 2050	49

EXECUTIVE COMPENSATION TABLES

Pension Equity Benefit Formula

There are three general benefit components payable under the Pension Equity benefit: the basic benefit, the Retirement Spending Account and the Social Security Supplement.

The basic Pension Equity benefit is determined as follows:

•

Monthly benefit, payable as a single life annuity at the participant’s normal retirement age, which is the actuarial equivalent of the participant’s Pension Equity Plan (“PEP”) balance. The PEP balance is equal to 10 percent of the participant’s highest average pay (expressed on a monthly basis) times years of credited service times twelve (12).

•

Highest average pay is equal to the highest average monthly rate of base pay plus annual incentive pay during any 48 consecutive months of covered employment. Base pay is regular, straight-time earnings, without reduction for contributions to savings plans or benefit elections. Messrs. Fowke, Larson and Wilensky are eligible for retirement under the Xcel Energy Pension Plan at the benefit level described here.

If a participant terminates employment before age 65 but after completing three years of vesting service, the benefit is calculated as described above, but based on service and highest average pay at termination.

Retirement Spending Account

The Retirement Spending Account annual benefit is available for PEP participants, and is expressed as a monthly benefit, payable as a single life annuity that is the actuarial equivalent of the Retirement Spending Account balance. The Retirement Spending Account balance is the accumulated value at retirement of the initial account balance, annual credits, and annual interest credits.

•

Initial account balance equal to $1,400 times all years of service as of December 31, 2002, for former New Century Energy participants and December 31, 1998 for former Northern States Power Company participants. For all other participants, the initial account balance is zero.

•	Annual credits equal to $1,400.

•	Interest credits based on one-year treasury constant maturities plus 1 percent from the prior November.

Effective for plan years beginning after December 31, 2017, the Company eliminated future Retirement Spending Account credits for all eligible non-bargaining participants, including the NEOs.

Social Security Supplement

The Social Security Supplement is a supplement available for PEP participants who satisfy one of the early retirement eligibility conditions below that is paid from the participant’s retirement date to their Social Security normal retirement age. The monthly supplement is equal to $50 times the number of years of service (limited to 20 years). Participants are eligible for the Social Security Supplement if they satisfy one or more of the early retirement eligibility conditions as of December 31, 2022: (1) age 57 with 20 years of vesting service, (2) age 55 and the sum of age and credited service is greater than or equal to 90, (3) age 65 with one year of service, or (4) 40 years of credited service.

Effective for plan years beginning after December 31, 2017, the Company eliminated the Social Security Supplement benefit for all non-bargaining employees including NEOs, except those who meet retirement eligibility conditions or were within five years of retirement eligibility on December 31, 2017.

Cash Balance Formula

The Cash Balance formula benefit is determined as follows:

•

Monthly benefit, payable as a single life annuity at the participant’s normal retirement age, which is the actuarial equivalent of the participant’s Cash Balance account balance. The Cash Balance account balance is equal to an annual pay credit of 5 percent of base salary and annual incentive pay plus an annual interest credit.

•	Annual interest credits are based on 30-year rate for U.S. Treasuries from the prior November.

Nonqualified Pension Plan

The Nonqualified Pension Plan replaces the benefit that would have been payable through the Xcel Energy Pension Plan if not for the limits imposed by Internal Revenue Code sections 401(a)(17) and 415(b). All active participants must receive their Nonqualified Pension Plan benefit as a lump sum.

Generally, a participant’s years of credited service are based on their years of employment with the Company and its predecessors. However, in certain cases, credit for service prior to participation in the plan may be granted. The years of credited service listed above for the Nonqualified Pension Plan for all of our NEOs are based only on their period of service while employed by the Company and its predecessors.

50	Destination 2050

EXECUTIVE COMPENSATION TABLES

The Nonqualified Pension Plan is unfunded and maintained as a book reserve account. No funds are set aside in a trust or otherwise; participants in the Nonqualified Pension Plan are general creditors of the Company with respect to the payment of their Nonqualified Pension Plan benefits. The executive officer’s accrued benefit under the Nonqualified Pension Plan cannot be sold, transferred or otherwise anticipated before it becomes payable under the terms of the plan, other than through a qualified domestic relations order.

Supplemental Executive Retirement Plan

In 2008, the Board closed the SERP to additional participants. The SERP provides a target percentage of final average compensation based on years of service, offset by the benefits received from the Xcel Energy Pension Plan and the Nonqualified Pension Plan. Final average compensation for the SERP is defined as the average of the highest three calendar years of compensation during the five calendar year period immediately preceding the calendar year in which the participant retires or terminates employment. Compensation is defined as the participant’s base pay plus any annual incentive earned for that year, regardless of whether such annual incentive is paid in that year or in the next year under our regular annual incentive plans.

The SERP benefit, defined as a 20-year certain annuity, accrues ratably over 20 years and, when fully accrued, is equal to (a) 55 percent of final average compensation minus (b) any other qualified or nonqualified benefits. The Retirement Spending Account and Social Security Supplement are not included in the offset. The SERP benefit is payable as a single lump-sum amount equal to the actuarial equivalent present value of the 20-year certain annuity. Benefits generally are payable at age 62, or as early as age 55, but would be reduced 5 percent for each year that the benefit commencement date precedes age 62.

Generally, a participant’s years of credited service are based on their years of employment with the Company and its predecessors. The years of credited service listed above for the SERP for the CEO is based only on his period of service while employed by the Company and its predecessors.

The Company established an irrevocable grantor trust to hold assets from which to fund benefit payments under the SERP when they become due. The CEO’s accrued benefit under the SERP cannot be sold, transferred or otherwise anticipated before it becomes payable under the terms of the plan, other than through a qualified domestic relations order. The SERP is a discretionary plan and the CEO who participates in the SERP was selected for participation by recommendation and approval of the GCN.

Nonqualified Deferred Compensation

The following table shows the amounts deferred by the NEOs and our matching contributions during 2018.

Name	Executive Contributions in 2018 ($)(1)	Registrant Contributions in 2018 ($)(2)	Aggregate Earnings in 2018 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Dec. 31, 2018 ($)(3)
Ben Fowke	87,500	40,750	98,934	—	5,330,193
Robert Frenzel	45,500	16,750	(6,042)	—	112,486
Brett Carter	199,854	—	(476)	—	199,378
Kent Larson	30,000	14,750	61,702	—	3,356,584
Scott Wilensky	459,278	12,350	91,915	—	1,624,867

(1)

Deferrals into the deferred compensation plan were made from compensation earned in 2018 and are reported in the column titled “Salary” in the Summary Compensation Table on page 44 for 2018, with the exception of annual incentive and long-term incentive amounts earned in 2018 but paid out and deferred in 2019. These amounts are as follows:

Name	Base Salary ($)	Annual Incentive Payout ($)	Long-term Incentive Payout ($)
Ben Fowke	87,500	—	—
Robert Frenzel	45,500	—	—
Brett Carter	13,542	186,312	—
Kent Larson	30,000	—	—
Scott Wilensky	27,000	31,141	401,137

(2)

Amounts shown reflect our matching contributions (above applicable Internal Revenue Code limits) into our deferred compensation plan during 2018, and are included in “All Other Compensation” in the Summary Compensation Table. These amounts are described in footnote 6 to the Summary Compensation Table on page 45.

(3)

Of the amounts shown, the following were included in the column titled “Salary” in the Summary Compensation Table for 2016 and 2017: Mr. Fowke: $171,500; Mr. Frenzel: $37,500; Mr. Larson: $168,750; and Mr. Wilensky: $40,850.

Destination 2050	51

EXECUTIVE COMPENSATION TABLES

Deferred Compensation Plan

On an annual basis, eligible executives and key employees may elect to defer up to 75 percent of base salary, up to 100 percent of the annual incentive payable in the following calendar year, and up to 100 percent of vested long-term incentive awards of performance shares and certain RSUs into the Deferred Compensation Plan. For 2018, the Company matched 50 percent of base pay deferrals (up to 8 percent deferred), netting to a maximum 4 percent, for eligible matching contributions for eligible executives whose matching contributions into the Company’s 401(k) Savings Plan are restricted by Internal Revenue Code imposed limits. The Company matching contributions are credited to investment fund(s) selected by each NEO. The Company may also make discretionary contributions to accounts of certain participants but did not do so for any NEO in 2018.

The Company established irrevocable trusts to provide a secure source of funds to assist in meeting our deferred compensation obligations. We may make contributions to the trusts from time-to-time in amounts determined sufficient to pay benefits when due to participants under this Plan. Notwithstanding the trusts, this Plan is nonqualified and amounts on deposit in the trust are subject to the claims of the Company’s general creditors.

Investment Funds

The investment fund options under the Deferred Compensation Plan consist of those options available to all employees under the 401(k) Savings Plan, including the Xcel Energy Stock Fund, except that the Vanguard brokerage account option is not available under the Deferred Compensation Plan. As under the 401(k) Savings Plan, participants may change their assumed investment funds on a daily basis. Deferred amounts from certain long-term incentive awards must remain invested in the Xcel Energy Stock Fund for a minimum of six months.

Distribution Options

For the Deferred Compensation Plan, the executive’s account is payable on the earlier of a specific year or the executive’s separation of service or death and will be paid in a lump sum or in ten annual installments as elected by the executive or, if no election is made, in a lump sum.

•	If a specific year is elected, and is earlier than separation of service, a lump sum distribution will be made around January 31st of the elected year.

•

Distributions based on separation of service will be made (or will begin) around the next January 31st or July 31st that first follows the sixth-month anniversary of the executive’s separation of service.

•

In the event of the executive’s death, payment to the executive’s beneficiary will be made in a lump sum unless the executive was already receiving installment payments. In that case, the installment payments will continue to be paid to the executive’s beneficiary.

•	The executive can receive a distribution in the event of an extreme financial hardship that cannot be satisfied by any other means.

Potential Payments upon Termination or Change in Control

We provide severance benefits to our NEOs under the Xcel Energy Senior Executive Severance and Change in Control Policy (as amended, the “Severance Policy”). As discussed above, the Severance Policy provides a market-competitive severance benefit and provides a retention tool in the event the Company were to undergo a change in control. Each of our current NEOs is a participant in the Severance Policy. Additional participants may be named by the Board or the GCN from time to time.

Under the Severance Policy, a participant whose employment is terminated will receive severance benefits unless:

•

The employer terminated the participant for cause, which for this purpose includes termination for (i) the willful and continued failure of a participant to perform substantially his or her duties, after a written demand for substantial performance, or (ii) the willful engagement by a participant in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company;

•	Termination was because of the participant’s death, disability or retirement;

•	The participant’s division, subsidiary or business unit was sold and the buyer agreed to continue the participant’s employment with specified protections for the participant; or

•	The participant terminated voluntarily.

The severance benefits under the Severance Policy include the following payments:

•	A lump sum cash payment equal to the participant’s annual base salary and target annual incentive award;

•	Prorated target annual incentive compensation for the year of termination paid in a lump sum;

•	A lump sum cash payment of $30,000 for outplacement services;

52	Destination 2050

EXECUTIVE COMPENSATION TABLES

•

A lump sum cash payment equal to the value of the additional amounts that would have been credited to or paid on behalf of the participant under pension and retirement savings plans if the participant had remained employed for one additional year; and

•	Continued medical, dental and life insurance benefits for one additional year.

If the participant is terminated (including a voluntary termination following a diminution in salary, benefits or responsibilities) within two years following a change in control, the participant will receive benefits under the Severance Policy similar to the severance benefits described above, except as follows:

•	The cash payment of the participant’s annual base salary and target annual incentive award will be increased by a severance multiplier of three times;

•	The cash payment for the value of additional retirement savings and pension credits will be three years; and

•	Medical, dental and life insurance benefits will be continued for three years.

In addition, upon a change in control the CEO will be entitled to receive an additional cash payment to make him whole for any excise tax on excess parachute payments that he may incur, with certain limitations specified in the Severance Policy. This section of the Severance Policy was modified in October 2011 to eliminate the gross-up feature for new participants in the policy and for current participants whose benefit levels change after such date.

For these purposes, a change of control generally means (i) any acquisition of 20 percent or more of either our common stock or combined voting power (subject to limited exceptions for acquisitions directly from us, acquisitions by us or one of our employee benefit plans, or acquisitions pursuant to specified business combinations in which (a) our shareholders will own more than 60 percent of the shares of the resulting corporation, (b) no one person will own 20 percent or more of the shares of the resulting corporation, and (c) a majority of the board of the resulting corporation will be our incumbent directors), (ii) directors of the Company as of the date of the Severance Policy and those directors who have been elected subsequently and whose nomination was approved by such directors fail to constitute a majority of the Board, (iii) a merger, share exchange or sale of all or substantially all of the assets of the Company (each, a “business combination”) (except those business combinations that satisfy clauses (a), (b) and (c) above), or (iv) shareholder approval of a complete liquidation or dissolution of the Company.

In addition, pursuant to the terms of our incentive compensation plans, upon a change in control, all unvested shares of restricted stock and unvested RSUs will vest immediately, and all performance shares will vest and be paid out immediately in cash as if the applicable performance goals had been obtained at target levels.

The amounts payable in cash for each of the NEOs relating to the performance shares and RSUs are included in the “Equity compensation” row of the “Termination upon Change in Control” column in the table of Aggregate Termination Payments below. Additionally, restrictions would lapse on the following shares of restricted stock: Ben Fowke, 6,784 shares with a value of $334,256 and Robert Frenzel, 14,994 shares with a value of $738,748.

To receive the benefits under the Severance Policy, the participant must also sign an agreement releasing all claims against the employer and its affiliates and agreeing not to compete with the employer and its affiliates and not to solicit their employees and customers for one year.

Disability Benefits

All disability benefits for NEOs and all of our active employees are provided through an insured arrangement with a third party administrator/insurer. Each of the NEOs is eligible for a disability benefit in the event of a total and permanent disability. This disability benefit is generally available to all employees of the Company.

For participants in the long-term disability benefit, the monthly disability benefit payable is equal to 60 percent of the participant’s basic monthly earnings, limited to a maximum $25,000 monthly benefit. This monthly benefit would be payable until normal retirement age, or for those participants becoming disabled after age 63, for a specific period of time.

Retirement Benefits

Upon retirement, the executive officers will be entitled to receive the retirement benefits described above under the caption “Pension Benefits” on pages 49 to 51 and the nonqualified deferred compensation described under the caption “Nonqualified Deferred Compensation” on pages 51 to 52.

Outstanding Equity Compensation Awards

As discussed above, pursuant to the terms of our incentive compensation plans, in the event there is a change in control, all stock-based awards, such as restricted stock, will vest immediately and any awards that may be settled in cash or stock, such as performance shares and RSUs, will vest and be paid out immediately in cash as if the applicable performance goals and vesting conditions had been obtained at target levels.

Destination 2050	53

EXECUTIVE COMPENSATION TABLES

The treatment of other unvested stock-based awards and awards that may be settled in cash or stock in situations other than a change in control, is as follows:

Award	Audience	Voluntary Termination	Involuntary Termination With Cause	Involuntary Termination Without Cause	Retirement	Death or Disability
Performance Shares (Long-Term Plan)	For NEOs who do not meet age and service requirements	Forfeited	Forfeited	Forfeited	Forfeited	Restrictions lapse
	For NEOs who are at least age 55 with 10 years of continuous service	Prorated until date of separation, with actual payment dependent upon the achievement of performance goals	Forfeited	Prorated until date of separation, with actual payment dependent upon the achievement of performance goals	Prorated until date of retirement, with actual payment dependent upon the achievement of performance goals	Restrictions lapse
Restricted Stock Units (RSUs) (Long-Term Plan)	For NEOs who do not meet age and service requirements	Forfeited	Forfeited	Forfeited	Forfeited	Restrictions lapse
	For NEOs who are at least age 55 with 10 years of continuous service	Prorated until date of separation	Forfeited	Prorated until date of separation	Prorated until date of retirement	Restrictions lapse
Restricted Stock (AIP)	All awards	Forfeited	Forfeited	Forfeited	Forfeited	Restrictions lapse

Aggregate Termination Payments

This section explains those payments and benefits that are accelerated in various termination-of-employment scenarios.

For purposes of preparing this table, we have assumed that (i) the NEOs were terminated on December 31, 2018, and (ii) that the price of our common stock was $49.27 (the closing price on December 31, 2018).

Name	Termination upon Change in Control(1) ($)		Voluntary Termination/ Retirement ($)		Involuntary Termination with Cause ($)	Involuntary Termination without Cause ($)		Death ($)
Ben Fowke
Severance payments	8,625,000		—		—	2,875,000		—
Retirement/Pension(2)	1,061,060		634,272		634,272	669,204		—
Benefits(3)	230,474		—		—	96,825		—
Equity compensation	16,190,083	(4)	8,062,643	(5)	—	8,062,643	(5)	16,190,083
Conditional tax gross-up	—	(6)	—		—	—		—
Total	26,106,617		8,696,915		634,272	11,703,672		16,190,083
Robert Frenzel
Severance payments	3,412,500		—		—	1,137,500		—
Retirement/Pension(2)	259,663		25,078		25,078	130,079		25,078
Benefits(3)	176,297		—		—	78,766		—
Equity compensation	3,888,463	(4)	—		—	—		3,888,463	(5)
Total	7,736,923		25,078		25,078	1,346,345		3,913,541
Brett Carter
Severance payments	2,550,000		—		—	850,000		—
Retirement/Pension(2)	169,094		1,950		1,950	77,771		1,950
Benefits(3)	97,602		—		—	52,534		—
Equity compensation	2,698,124	(4)	—		—	—		2,698,124	(5)
Total	5,514,820		1,950		1,950	980,305		2,700,074
Kent Larson
Severance payments	3,150,000		—		—	1,050,000		—
Retirement/Pension(2)	987,983		426,005		426,005	758,349		426,005
Benefits(3)	150,021		—		—	70,007		—
Equity compensation	2,922,364	(4)	1,508,247	(5)	—	1,508,247	(5)	2,922,364	(5)
Total	7,210,368		1,934,252		426,005	3,386,603		3,348,369

54	Destination 2050

EXECUTIVE COMPENSATION TABLES

Name	Termination upon Change in Control(1) ($)		Voluntary Termination/ Retirement ($)		Involuntary Termination with Cause ($)	Involuntary Termination without Cause ($)		Death ($)
Scott Wilensky
Severance payments	2,673,000		—		—	891,000		—
Retirement/Pension(2)	286,480		70,264		70,264	136,697		70,264
Benefits(3)	142,545		—		—	67,515		—
Equity compensation	2,241,772	(4)	1,142,514	(5)	—	1,142,514	(5)	2,241,772	(5)
Total	5,343,797		1,212,778		70,264	2,237,726		2,312,036

(1)	Amounts in this column relate to amounts payable if a change in control, as defined in the Severance Policy, occurs and the executive officer is terminated within two years of such event.

(2)

Represents the actuarial present value of pension benefits that would be received upon a specified termination event over and above those included in the Pension Benefits Table on page 49, which the executive officers also would be entitled to receive, except upon death, in which case the SERP benefit, for the CEO, would be reduced by 50 percent. The amounts shown in the Pension Benefits Table are based on prescribed assumptions for age at payment, interest rate and mortality. In the event of immediate termination of employment, benefits would be calculated using actual assumptions set forth in the pension plan documents, which differ from the prescribed assumptions used for purposes of calculating the actuarial present value of accumulated benefits for the Pension Benefits Table. In addition, the retirement benefits payable subsequent to specific events (for example, a change in control) will be modified as described above. The retirement amounts shown in this section represent the increase, if any, in the present value of pension benefits due to the difference in assumptions for age at payment, interest rates and mortality. These amounts also reflect the increase due to changes in benefit level required for the specific termination event identified in the table.

(3)

Included in the amounts reported under “Benefits” for all NEOs is $30,000 for outplacement services. Amounts also include the dollar value of continued medical, dental and life insurance benefits for three additional years in the event of a termination upon change in control or one additional year in the event of an involuntary termination without cause as set forth below. For these purposes we have assumed that health care costs will increase at the rate of 6.48 percent per year.

	Ben Fowke ($)	Robert Frenzel ($)	Brett Carter ($)	Kent Larson ($)	Scott Wilensky ($)
3 Years	50,474	68,297	67,602	48,021	47,745
1 Year	16,825	22,766	22,534	16,007	15,915

Amounts in this row also include the dollar value of the additional matching contributions to the 401(k) and Deferred Compensation Plans for three additional years in the event of a termination upon change in control or one additional year in the event of an Involuntary Termination without Cause as set forth below:

	Ben Fowke ($)	Robert Frenzel ($)	Brett Carter ($)	Kent Larson ($)	Scott Wilensky ($)
3 Years	150,000	78,000	—	72,000	64,800
1 Year	50,000	26,000	—	24,000	21,600

(4)

Represents the value of the RSUs and dollar value of all performance shares that will vest and be paid out immediately in cash as if the applicable vesting conditions had been met and performance goals had been obtained at target levels. This amount includes the value of restricted stock for which restrictions would lapse, which values are set forth on pages 52 to 54.

(5)

Represents the value of the RSUs and dollar value of all performance shares that will vest and be paid out in cash, shares or a combination thereof as if the applicable vesting conditions had been met and performance goals had been obtained at target levels. This amount includes the value of restricted stock for which restrictions would lapse, which values are set forth on pages 52 to 54.

(6)	The benefit is less than the 280G limit. As a result, there is not an excise tax or associated gross-up.

This section does not cover all amounts the NEOs will receive following termination as they are also entitled to receive:

•	their vested balances under pension and deferred compensation plans, as disclosed previously, under all employment termination scenarios;

•	the payments of long-term incentive awards, as described in the table on pages 54 to 55;

•

annual incentive awards at target, in the event of a change in control, or at actual performance levels for all events other than termination with cause, as disclosed in the Grants of Plan-Based Awards Table on page 46.

Destination 2050	55

CEO PAY RATIO

Securities Authorized for Issuance under Equity Compensation Plans

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders(1)	4,173,733	n/a	5,162,009
Equity compensation plans not approved by security holders	n/a	n/a		(2)

(1)	Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
	Xcel Energy Inc. 2015 Omnibus Incentive Plan	3,665,120	(3)	n/a	5,162,009	(4)
	SEP	508,613		n/a	—	(5)

(2)

The Xcel Energy Director Stock Equivalent Program for Non-Employee Directors (the “SEP”), as amended and restated, was first approved by shareholders at our 2004 annual meeting. For awards made prior to this shareholder approval, the number of shares of the Company’s common stock to be used for distribution under this SEP are purchased on the open market.

(3)

Includes performance shares, RSUs, stock equivalent units and associated reinvested dividend equivalents. For performance shares and certain RSUs and associated dividend equivalent units, the actual number of securities to be paid out depends upon the level of achievement of the applicable performance goal. Awards may be paid out in cash, stock or a combination thereof. Amounts reflected in this table assume payout in shares at 200 percent for performance shares and 120 percent for certain RSUs. Performance shares and a portion of the award for certain RSUs are subject to forfeiture if the threshold performance level is not achieved.

(4)	Awards can take the form of stock options, stock appreciation rights, restricted stock, bonus stock, performance units, performance shares, RSUs or stock equivalent units.

(5)

The Xcel Energy SEP was replaced by the 2015 Omnibus Incentive Plan, approved by shareholders at the 2015 annual meeting. The 1,321,019 shares that remain available under the Xcel Energy SEP will only be used to settle outstanding awards previously granted, which will continue to earn additional dividend equivalents. No additional awards will be made under the Xcel Energy SEP.

CEO Pay Ratio

For 2018, the annual total compensation for the CEO was $12,147,768, as reflected in the Summary Compensation Table on page 44 and our Company’s median employee annual total compensation was $108,946. This comparison results in a CEO Pay Ratio of 112:1.

This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Exchange Act of 1934, and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act.

As permitted under SEC guidance, to determine our median employee in 2017, we used a definition that was based on actual W2 taxable income for the 2017 calendar year for those who were employed on November 1, 2017. Taxable income was selected because it is inclusive of all forms of compensation paid to an employee such as overtime and allowances per union contracts, and we believe it is an appropriate representation of pay. Our median employee for our 2018 pay ratio calculation is the same employee we used for our 2017 pay ratio calculation. We believe this employee continues to generally represent the employee population and compensation structure, and there were no changes in our employee population or compensation practices that could reasonably result in a significant change in pay ratio. The employee’s compensation was determined as defined by the Summary Compensation Table and that individual’s total compensation is shown above.

56	Destination 2050

DIRECTOR COMPENSATION

Director Compensation

The GCN has authority to develop and recommend compensation policies and programs for directors. The committee retained Meridian as its independent compensation consultant to advise when setting director compensation to ensure it is market based, aligned with shareholder interests and consistent with our compensation principles. As part of its review in 2018 and based on market information presented by Meridian, the GCN recommended, and the Board approved changes to several director compensation elements to reflect current market information and to continue to align compensation levels with median. Additional information regarding Meridian is included on page 14.

Only non-employee directors are compensated for their Board service. In 2018, the annual pay was:

•	Annual Retainer: $95,000 through August 31, 2018; increased to $105,000 beginning September 1, 2018

•	Lead Independent Director: $30,000

•	Finance Committee Chair: $12,500 through August 31, 2018; increased to $15,000 beginning September 1, 2018

•	ONES Committee Chair: $15,000

•	GCN Chair: $20,000

•	Audit Committee Chair: $15,000

•	Audit Committee Members (including Chair): $10,000

Directors receive 25 percent of the applicable annual pay each quarter (pro-rated for partial service during the quarter). Directors may elect to defer all or a portion of their cash retainer into stock equivalent units (see “Stock Program” on page 58). We do not offer retirement benefits to our directors.

Annual Equity Grant

Directors elected at the 2018 annual shareholders meeting each received a grant of 3,163 common stock or stock equivalent units representing approximately $140,000 in value, on the first business day following the 2018 annual shareholders meeting. Stock equivalent units are payable upon the director’s death, disability or termination of service. Terms of the stock equivalent units are discussed below under “Stock Program.”

The amount of compensation each independent director received in 2018, including deferred amounts, is shown in the table below.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Lynn Casey(3)	3,995	147,974	151,969
Richard K. Davis	118,315	140,000	258,315
Richard T. O’Brien	—	287,978	287,978
David K. Owens	98,315	140,000	238,315
Christopher J. Policinski	—	293,978	293,978
James T. Prokopanko	98,315	140,000	238,315
A. Patricia Sampson	108,315	140,000	248,315
James J. Sheppard	113,315	140,000	253,315
David A. Westerlund	—	269,978	269,978
Kim Williams	—	285,973	285,973
Timothy V. Wolf	98,315	140,000	238,315
Daniel Yohannes	108,315	140,000	248,315

(1)	Represents cash payments of annual retainer and additional retainers for service as Lead Independent Director, committee Chairs or Audit Committee members, including deferred amounts.

(2)

Amounts in this column represent the aggregate grant date fair value of the shares of common stock or stock equivalent units granted to directors in 2018 as computed in accordance with FASB ASC Topic 718 Compensation — Stock Compensation, which value is equal to the closing price of our common stock, as reported on Nasdaq, on the trading date preceding the applicable grant date. Directors may receive stock equivalent units for their annual equity grant and if they elect to defer their cash retainers into stock equivalent units. Stock equivalent units are only payable as a distribution of whole shares of our common stock upon a director’s termination of service, disability or death. The stock equivalent units fluctuate in value as the value of our common stock fluctuates. As of fiscal year ended December 31, 2018, the number of stock equivalent units owned by directors were as follows: Ms. Casey: 2,854 units; Mr. Davis: 64,744 units; Mr. O’Brien: 51,773 units; Mr. Owens: 5,388 units; Mr. Policinski: 85,717 units; Mr. Prokopanko: 14,586 units; Ms. Sampson: 139,482 units; Mr. Sheppard: 42,392 units; Mr. Westerlund: 119,976 units; Ms. Williams: 84,252 units; Mr. Wolf: 60,275 units; and Mr. Yohannes: 5,001 units. For updated information on holdings of common stock and stock equivalent units as of March 21, 2019, see the Beneficial Ownership of Certain Shareholders table on page 29.

(3)	Ms. Casey was elected as a director effective August 21, 2018.

Destination 2050	57

DIRECTOR COMPENSATION

Director Stock Ownership Guidelines

Independent directors are subject to stock ownership guidelines, which establish a target level ownership of Xcel Energy common stock or common stock equivalents of seven times their annual cash retainer. Directors are expected to meet this guideline within five years of being elected to the Board. All directors whose stock ownership target date was on or before December 31, 2018 have met the guideline.

Stock Program

Our director compensation plan aligns director and shareholder interests, and our Stock Program is designed to further that principle. Directors can elect to receive their annual equity grant in shares of common stock and/or stock equivalent units. Each stock equivalent unit has a value equal to one share of our common stock. Stock equivalent units cannot be voted by a director and are only payable as a distribution of whole shares of our common stock upon a director’s termination of service, disability or death. The stock equivalent units fluctuate in value with the value of our common stock. Additional stock equivalent units are accumulated upon the payment of, and at the same value as, dividends declared on our common stock. Directors can elect to receive payouts from the Stock Program either in January of the year following their separation from service or within 90 days of such event.

Directors are also able to defer compensation into stock equivalent units under our Stock Program until after retirement from the Board or separation from service as a director. Directors who elect to defer cash compensation into stock equivalent units receive a premium of 20 percent of the compensation that was deferred. The number of stock equivalent units for each independent director that have accumulated during their tenure of board service is listed in the Beneficial Ownership of Certain Shareholders table on page 29.

58	Destination 2050

PROPOSAL NO. 3

Proposal No. 3

Ratification of the Appointment of Deloitte & Touche LLP as Xcel

Energy Inc.’s Independent Registered Public Accounting Firm for 2019

The Audit Committee retains Deloitte & Touche LLP (“D&T”) as our independent registered public accounting firm to audit the accounts of the Company for the fiscal year ending December 31, 2019. D&T was originally selected as the independent registered public accounting firm effective March 27, 2002.

The Audit Committee negotiates the fees associated with the D&T engagement and participates in the selection of the lead engagement partner. The engagement partner is rotated periodically.

While the Audit Committee is responsible for the appointment, compensation, retention and oversight of the Company’s principal independent accountants, the Audit Committee and Board request that shareholders ratify the appointment of D&T as our independent registered public accounting firm as a matter of policy. While the Audit Committee is not required to take any action as a result of the outcome of this vote, it may investigate the reasons and consider whether to retain D&T or appoint another auditor, should shareholders reject the proposal. In addition, even if the appointment is ratified by shareholders, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of D&T will be present at the annual meeting and will have an opportunity to make a statement. Such representatives will be available to respond to questions from shareholders at the annual meeting.

Vote Required

Ratification of the appointment of D&T as our 2019 independent registered public accounting firm requires the affirmative vote of the holders of a majority of the total voting power present in person or by proxy and entitled to vote at the annual meeting. Proxies solicited by the Board will be voted “FOR” the ratification of the appointment, unless a different vote is specified.

✓	Your Board, upon recommendation of the Audit Committee, recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

Destination 2050	59

REPORT OF THE AUDIT COMMITTEE

Report of the Audit Committee

The Audit Committee assists the Board in its oversight of the Company’s financial reporting process. The Board, in its business judgment, has determined that all members of the Audit Committee are “independent,” as required by the listing standards of The Nasdaq Stock Market. The Audit Committee operates pursuant to its charter, which it reviews at least annually.

The charter delineates the roles and responsibilities of management and the independent public accounting firm as follows:

•

Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

•

Our independent auditors, D&T, are responsible for auditing the Company’s consolidated financial statements and expressing an opinion as to whether they are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States of America.

To perform its oversight function, the Audit Committee has:

•

Reviewed and discussed the audited financial statements with management and our independent auditors. This review included a discussion of the quality — not just the acceptability — of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

•	Discussed with our independent auditors the matters required to be discussed by applicable Public Company Accounting Oversight Board standards.

•

Received the written disclosures and the letter from our independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed the independence of D&T with them.

•

Reviewed and pre-approved the services provided by our independent auditors other than their audit services and considered whether the provision of such other services by our independent auditors is compatible with maintaining their independence.

•

At least annually, discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits for the year 2018. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the committee referred to in the charter, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC. The Audit Committee has appointed D&T as the Company’s independent auditors for 2019. Shareholder ratification of this appointment is included as Proposal No. 3 in these proxy materials.

Audit Committee

Richard T. O’Brien, Chair

A. Patricia Sampson

David A. Westerlund

Kim Williams

Daniel Yohannes

60	Destination 2050

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm

D&T has audited the Company’s consolidated financial statements since 2002. Audit services provided by D&T in 2018 included: the audits of consolidated financial statements and management’s assessment of internal control over financial reporting of the Company; reviews of interim consolidated financial information; and consultation on matters related to accounting and financial reporting.

Audit and Non-Audit Fees

The following table presents fees for professional services performed by D&T, the member firms of Deloitte Touche Tohmatsu and their respective affiliates for the annual audit of the Company’s and its subsidiaries’ annual financial statements for 2018 and 2017, the review of the Company’s and its subsidiaries’ interim consolidated financial statement for each quarter in 2018 and 2017, and for audit-related, tax and other services performed in 2018 and 2017 (in thousands).

	2018	2017
Audit Fees(1)	$5,060	$4,836
Audit-Related Fees(2)	264	715
Tax Fees(3)	371	326
All Other Fees(4)	65	62
Total	$5,760	$5,939

(1)

Includes annual audit of the Company’s and its subsidiaries’ financial statements and management’s assessment of our internal control over financial reporting, reviews of interim consolidated financial information, consultation on matters related to financial reporting, and comfort letters and consents for securities offerings.

(2)

Fees reported for 2018 include $264,000 for employee benefit plan audits. Fees reported for 2017 include $264,000 for employee benefit plan audits; $406,000 for required rate case filing package review procedures in Texas and New Mexico; and $45,000 for other audits and accounting consultations.

(3)

Fees reported for 2018 include $111,000 for tax compliance services and $260,000 for tax planning services. Fees reported for 2017 include $87,000 for tax compliance services and $239,000 for tax planning services.

(4)

Fees reported for 2018 include $5,000 for seminars; $3,000 for license fee for accounting research software product; and $57,000 for other program and subscription services. Fees reported for 2017 include $4,000 for seminars; $3,000 for license fee for accounting research software product; and $55,000 for other program and subscription services.

Audit Committee Pre-Approval Policies

Our Audit Committee has adopted detailed pre-approval policies and procedures pursuant to which audit, audit-related and tax services, and all permissible non-audit services are pre-approved by category of service. The fees are budgeted, and actual fees versus the budget are monitored throughout the year. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Company will obtain the specific pre-approval of the Audit Committee before engaging the independent auditor. The policies require the Audit Committee to be informed of each service, and the policies do not include any delegation of the Audit Committee’s responsibilities to management. The Audit Committee has delegated pre-approval authority for matters that arise between meetings to the Chair of the Audit Committee. The Chair is required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

All audit-related fees, tax fees and all other fees for 2018 and 2017 were pre-approved in accordance with this policy.

Destination 2050	61

ADDITIONAL INFORMATION

Additional Information

Related Person Transactions

Related-Party Transaction Policy

In 2008, the Board adopted a policy establishing procedures for the review and approval or ratification of transactions involving Xcel Energy if one of our directors, nominees for director, executive officers or shareholders owning more than five percent of our common stock, or their immediate family members, has a material interest in the transaction. Transactions or series of transactions exceeding a value of $120,000 are governed by this policy. The GCN is responsible for reviewing these transactions. In determining whether to approve or ratify any such transactions, GCN must analyze the following factors:

•	Whether the terms are fair to the Company;

•	Whether the transaction is material to the Company;

•	The role the related person has played in arranging the transaction;

•	The structure of the transaction;

•	The interests of all related persons in the transaction; and

•	Any other considerations the GCN deems relevant.

Whether a related person has a “material interest” in a transaction is a facts and circumstances determination. Factors considered include the relationship of the related persons to the transaction and with each other, the importance of the interest to the person having the interest and the amount involved in the transaction, and any other consideration deemed relevant by the GCN. The GCN will approve a related person transaction only if it determines that the transaction is beneficial to the Company and the terms are fair to the Company. For 2018, no transactions were reviewed by the GCN Committee under the related-party transaction policy.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Securities Exchange Act requires our directors and officers to file reports with the SEC regarding their ownership and changes in ownership of our stock. We are required to disclose whether we have knowledge that any person required to file such a report may have failed to do so in a timely manner. We believe that during 2018, all officers and directors subject to such reporting obligations have satisfied all Section 16(a) filing requirements, with the exception of Brett C. Carter, David Eves, Robert C. Frenzel and Scott Wilensky, each of whom filed a late report relating to a transaction and three of whom filed to correct errors in otherwise timely-filed reports. In making this statement, we have relied upon examinations of the copies of Forms 3, 4 and 5 and the written representations of our directors and executive officers.

62	Destination 2050

QUESTIONS AND ANSWERS

Questions and Answers about the Proxy Materials and the Annual Meeting

What are the Company’s voting recommendations?

Our Board recommends that you vote your shares as follows:

•	FOR each of the nominees to the Board (see pages 22 to 28);

•	FOR approval of the advisory vote on executive compensation (see page 31);

•	FOR the ratification of the appointment of Deloitte & Touche LLP as Xcel Energy Inc.’s independent registered public accounting firm for 2019 (see page 59).

What is the voting requirement to approve each of the proposals?

Election of Directors. For Proposal No. 1, you may vote “FOR” or “AGAINST” each of the director nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. To elect a director, the shares voted “FOR” a nominee must exceed the shares voted “AGAINST” the nominee. A “WITHHOLD” vote will not have an impact on the election of directors.

Our Guidelines require an incumbent director in an uncontested election to tender a resignation to our GCN if the director does not receive a majority of the votes cast “FOR.” After taking into account that committee’s recommendation, the Board will act on the offer of resignation and publicly disclose its decision within 90 days of the date of the certification of the election results. In making its recommendation or decision, the GCN and the Board may each consider any factors or other recommendations that it considers relevant and appropriate. Any director who has offered to tender his or her resignation will not participate in the decision regarding his or her resignation. If the director’s resignation is not accepted by the Board, the director will continue to serve until the next annual meeting and until his or her successor is duly elected. If the director’s resignation is accepted by the Board, the Board may fill any resulting vacancy or may elect to not fill the vacancy and decrease the size of the Board.

Other Proposals. For all other proposals, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Proposal No. 3 requires the affirmative “FOR” vote of a majority of the voting power of the shares present in person or by proxy and entitled to vote at the annual meeting. If you “ABSTAIN,” it has the same effect as a vote “AGAINST.” A shareholder who does not vote in person or by proxy on a proposal (including a broker non-vote on a proposal) is treated as not present and not entitled to vote on that proposal.

For Proposal No. 2, we will consider our shareholders to have approved our executive compensation on an advisory, non-binding basis if the shares voted “FOR” the proposal exceed the shares voted “AGAINST.” For purposes of this proposal, a vote to “ABSTAIN” and a failure to vote in person or by proxy (including a broker non-vote) will have no effect on this proposal.

What happens if additional proposals are presented at the Annual Meeting?

Other than the proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxies, Robert C. Frenzel, Judy M. Poferl, and Scott M. Wilensky, or any of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxies will vote your proxy for such other candidate or candidates as may be recommended by the GCN and nominated by the Board.

Who are the appointed proxies?

The Company has appointed Robert C. Frenzel, Judy M. Poferl, and Scott M. Wilensky, or any of them with power of substitution, as proxies to vote all proxies properly executed and submitted by shareholders who are entitled to vote at the annual meeting of shareholders, or any adjournment or postponement of the meeting.

Who will count the vote?

We retain an independent inspector to receive and tabulate the proxies and to certify the results. For the annual meeting, representatives of EQ Shareowner Services will tabulate the votes and act as the inspectors of election.

What is the quorum requirement for the Annual Meeting?

At March 21, 2019, there were 514,666,986 common shares issued and outstanding entitled to vote at the annual meeting and each share is entitled one vote. We will have a quorum and be permitted to conduct business if a majority of the voting power of these shares is present at the annual meeting in person or by proxy. Abstentions and broker non-votes will be counted for the purpose of determining the presence of a quorum.

Destination 2050	63

QUESTIONS AND ANSWERS

How can I vote my shares?

Shareholders of Record may vote their shares as follows:

•	By Internet — Go to the website at www.proxypush.com/xel, 24 hours a day, seven days a week. You will need the control number that appears on your proxy card or on your Notice of Internet Availability of Proxy Materials.

•	By Telephone — Call 1-866-883-3382, 24 hours a day, seven days a week. You will need the control number that appears on your proxy card.

•	By Mail — If you received a full paper set of materials, date and sign your proxy card exactly as your name appears on your proxy card and mail it in the enclosed, postage-paid envelope. If you received a Notice of Internet Availability of Proxy Materials, you may request a proxy card by following the instructions in your Notice. You do not need to mail the proxy card if you are voting by internet or telephone.

•	In Person — At the annual meeting.

Please help us save time and postage costs by voting by internet or by telephone. Voting by internet or telephone is generally available 24 hours a day and will ensure that your vote is confirmed and posted immediately.

Beneficial Owner of Shares Held in Street Name. All beneficial owners will receive instructions from the holder of record (the bank, brokerage house or other nominee that holds your shares) that you must follow in order for your shares to be voted. Typically you will be able to submit your voting instructions to your broker or nominee.

Employee Plan Participant. If you are a participant in one of our employee savings or stock ownership plans (“Company Plans”), your proxy card is a voting directive for shares allocated to your account. The trustee will vote the shares as instructed by you in your voting directive. If you do not vote your Company Plan shares by 11:59 p.m. EDT on May 12, 2019 the trustee will vote your allocated shares, along with all unallocated shares held in the plan, in the same proportion that all other allocated shares are voted.

What happens if I do not give specific voting instructions?

If you do not give specific voting instructions, how your shares are voted depends on whether you are a shareholder of record or a beneficial owner.

•	Shareholders of Record. If you are a shareholder of record and you either:

1. Vote on the internet and leave all voting options blank and click “Submit,” or

2. Sign and return a proxy card without giving specific voting instructions,

then the proxies will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxies may determine in their discretion with respect to any other matters properly presented for a vote at the annual meeting.

•

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide specific voting instructions, your shares will be voted in accordance with the rules of various national and regional securities exchanges. In such case, the organization that holds your shares may generally vote your shares on routine matters, but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, it will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

What is the difference between holding shares as a Shareholder of Record and as a Beneficial Owner?

As summarized below, there are some distinctions between shares held of record and those owned beneficially:

•

Shareholder of Record. Your shares are registered directly in your name with our transfer agent, EQ Shareowner Services. As the shareholder of record, you have the right to vote your shares by proxy directly with the Company (by internet, by telephone or by mail) or to vote in person at the annual meeting. If you do not vote in person or by proxy, your shares will not be voted.

•

Beneficial Owner of Shares Held in Street Name. Your shares are held in a stock brokerage account or by a bank or other nominee (sometimes this is referred to as “street name”). Your broker or nominee is considered the shareholder of record with respect to those shares and forwards proxy materials to you. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the annual meeting. If you wish to vote your shares in person, you must provide us with a legal proxy from your broker.

64	Destination 2050

QUESTIONS AND ANSWERS

What is the record date and what does it mean?

Only shareholders of record at the close of business on the record date, March 21, 2019, are entitled to receive notice of the annual meeting and to vote on the shares of common stock that they held on such date. Each share of our common stock held on the record date is entitled to one vote upon each matter presented at the annual meeting.

What is the deadline for voting?

If You Are:	Voting By:	Your Vote Must Be Received:
A record holder	• Mail	• Prior to the annual meeting
	• Internet or telephone	• By 11:59 p.m., EDT, on May 14, 2019
A street name holder	• Mail	• Prior to the annual meeting
	• Internet or telephone	• By 11:59 p.m., EDT, on May 14, 2019
A participant in the Company Plans	• Mail • Internet or telephone	• By May 12, 2019 • By 11:59 p.m., EDT, on May 12, 2019

Can I change my vote?

Yes. If you change your mind after voting your proxy and prior to the annual meeting, you can revoke your proxy and change your proxy instructions by signing another proxy with a later date, voting a second time by telephone or by the internet prior to the deadlines set forth in the question above titled “What is the deadline for voting?,” or voting at the annual meeting. Alternatively, you may provide a written statement to the Company (attention: Corporate Secretary) of your intention to revoke your proxy.

Is my vote confidential?

Yes. Xcel Energy has adopted a confidential voting policy under which shareholder votes are revealed only to a non-employee proxy tabulator or an independent inspector of election, except (1) as necessary to meet legal requirements, (2) in a dispute regarding authenticity of proxies and ballots, (3) in the event of a proxy contest if the other party does not agree to comply with the confidential voting policy, and (4) where disclosure may be necessary for the Company to assert or defend claims.

Which ballot measures are considered “routine” or “non-routine”?

The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2019 (Proposal No. 3) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters.

The election of directors (Proposal No. 1) and the advisory vote on executive compensation (Proposal No. 2) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal Nos. 1 and 2.

Are there any rules regarding admission to the Annual Meeting?

Yes. You are entitled to attend the annual meeting only if you were a shareholder as of the record date, or if you hold a valid legal proxy naming you to act for a registered shareholder as of the record date. Before we will admit you to the meeting, we must be able to confirm:

•	Your identity, by reviewing a valid form of state-issued photo identification such as a driver’s license; and

•	That you were a registered shareholder or held your shares in street name or in one of the Company Plans on the record date by:

◾	verifying your name and stock ownership against our list of registered shareholders; or

◾

reviewing other evidence of your stock ownership (such as your most recent brokerage or bank statement, if you hold your shares in street name, or your most recent plan statement, if you are a participant in one of the Company Plans); or

◾	You are validly acting as proxy;

¡	For a registered shareholder as of the record date, by reviewing a written legal proxy naming you signed by the registered shareholder; or

¡

For a beneficial owner of shares held in street name as of the record date, by reviewing a written legal proxy from the brokerage firm or bank holding the shares to the street name holder that is assignable, and a written legal proxy to you signed by the street name holder, together with a brokerage or bank statement showing the street name holder’s shares as described above.

If you do not have both a valid form of state-issued photo identification and proof that you owned, or are legally authorized to act as proxy for someone who owned, shares of our common stock on March 21, 2019, you will not be admitted to the meeting.

Destination 2050	65

QUESTIONS AND ANSWERS

At the entrance to the meeting, we will verify that you meet the requirements for admission. We will decide in our sole discretion whether the documentation you present meets the requirements described above. If you hold your shares in a joint account, both owners can be admitted to the meeting if proof of joint ownership is provided and you both follow the admission procedures described above. Each shareholder may bring one guest to the meeting, provided that the guest must also have valid state-issued photo identification, or, for minor children, the shareholder must sign a minor admission certification.

The annual meeting will begin at 11:00 a.m. MDT. The doors will open at 10:45 a.m. MDT. Please allow ample time for the admission procedures described above.

How do I make a reservation to attend the Annual Meeting?

You must make a reservation to attend. If you are a shareholder of record and plan to attend, please contact Xcel Energy’s Shareholder Relations Department by email at CorporateSecretary@xcelenergy.com or by telephone at 612-337-2310 to make a reservation. Your name will be on a list as you check in. If you hold shares through an intermediary, such as a bank or broker, and you plan to attend, you will need to send a written request for a reservation either by regular mail, fax or email, along with proof of share ownership, such as a bank or brokerage firm account statement or a letter from the broker, trustee, bank or nominee holding your shares, confirming ownership to: Shareholder Relations, Xcel Energy Inc., 414 Nicollet Mall, Minneapolis, Minnesota 55401; fax: 612-330-2965; or email: CorporateSecretary@xcelenergy.com. Requests to make a reservation will be processed in the order in which they are received and must be received no later than May 10, 2019.

What if I want to provide the Board of Directors materials prior to or at the Annual Meeting?

In order to properly respond to shareholder questions at the Annual Meeting, we ask that if you wish to distribute materials to the Board of Directors prior to or at the Annual Meeting, please submit all materials: Corporate Secretary, Xcel Energy Inc., 414 Nicollet Mall, Minneapolis, Minnesota 55401 or email: CorporateSecretary@xcelenergy.com. Materials must be received no later than May 10, 2019.

Who pays for the cost of soliciting votes for the Annual Meeting?

Some of our directors and officers, as well as management and non-management employees, may contact you by telephone, mail, email or in person. You may also be solicited by means of news releases issued by Xcel Energy, postings on our website, www.xcelenergy.com, and advertisements in periodicals. We will bear the expense of any such solicitation, as well as the costs of preparing, printing and mailing this proxy material.

We have also hired Morrow Sodali LLC to assist us in the solicitation of votes. We expect to pay Morrow Sodali LLC approximately $19,500 for consultation services and preparation in connection with the solicitation, plus expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners of our stock.

Does the Company offer shareholders electronic delivery of proxy materials?

Yes. Xcel Energy offers shareholders the option to receive the Annual Report to shareholders and proxy statement electronically instead of receiving paper copies of these documents in the mail. You must specifically request the electronic information prior to the record date for the annual meeting.

Shareholders of Record should call EQ Shareowner Services at 1-877-778-6786 to request electronic delivery. Beneficial Owners must contact their bank, brokerage house or other nominee record holder to request electronic delivery. As soon as the Annual Report to shareholders and proxy statement are available, electronic delivery participants will receive an email with a link to the information and a control number to use to vote online.

Why did I only receive a Notice directing me to the Internet instead of the proxy statement and Annual Report?

We are again providing shareholders internet access to our proxy to reduce the environmental impact of our annual meeting and to manage costs. On April 1, 2019, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to some of our shareholders and post our proxy materials on the website referenced in the Notice (www.proxydocs.com/xel). As more fully described in the Notice, shareholders may choose to access our proxy materials on the website or may request to receive a printed set of our proxy materials. Shareholders can indicate a preference to receive a printed copy by calling 1-866-870-3684 or by internet at www.investorelections.com/xel. Once a shareholder requests to receive a printed copy, that choice will remain in effect until changed by the shareholder. If you are a beneficial owner and you want to receive separate copies of the Annual Report to shareholders and proxy statement in the future, you should contact your bank, broker, or other nominee record holder.

66	Destination 2050

QUESTIONS AND ANSWERS

What does it mean if I receive more than one Notice of Internet Availability of proxy materials or proxy card or voting instruction card?

It means your shares are registered differently or are in more than one account. Please provide voting instructions for all notices, proxy cards and voting instruction cards you receive.

May I propose actions or nominees for consideration at next year’s Annual Meeting of Shareholders?

Yes, you may submit proposals or director nominations for consideration at future shareholder meetings as follows:

•

Proposals included in the Proxy Statement. Unless we indicate otherwise at a later date, for a shareholder proposal (other than a director nomination) to be considered for inclusion in the Company’s proxy statement for next year’s annual meeting, the written proposal must be received by the Corporate Secretary no later than December 3, 2019. These proposals must be in writing and sent to: Corporate Secretary, Xcel Energy Inc., 414 Nicollet Mall, Minneapolis, Minnesota 55401. These proposals also need to comply with Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in our proxy materials.

•

To be raised from the floor. Similarly, unless we indicate otherwise at a later date, for a shareholder proposal or director nomination to be raised from the floor during next year’s annual meeting, the shareholder’s written notice must be received by the Corporate Secretary no later than February 15, 2020, and must contain certain information as required under our bylaws. The requirements for such notice are set forth in our bylaws, a copy of which can be found on our website, www.xcelenergy.com, under “Company — Investor Relations — Governance Documents.”

•

Director nominations to be included in the Proxy Statement (proxy access). Unless we indicate otherwise at a later date, for a shareholder nominee for director to be considered for inclusion in the Company’s proxy statement for the next year’s annual meeting, the written notice must be received by the Corporate Secretary no earlier than on November 3, 2019 and no later than December 3, 2019, and must contain certain information required under our bylaws. The requirements for such notice are set forth in our bylaws, a copy of which can be found on our website, www.xcelenergy.com, under “Company — Investor Relations — Governance Documents.”

Management does not know of any business, other than that described in this proxy statement, that may be presented for action at the annual meeting. If any other matters are properly presented at the annual meeting for action, the persons named in the accompanying proxy will vote upon them in accordance with their best judgment.

By Order of the Board of Directors,

Judy M. Poferl

Senior Vice President, Corporate Secretary and Executive Services

Minneapolis, Minnesota

Destination 2050	67

EXHIBIT A

Exhibit A

GAAP and Ongoing Earnings

The following table provides a reconciliation of ongoing diluted EPS to GAAP diluted EPS for 2005 through 2018:

	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015(1)	2016	2017	2018
GAAP EPS	$1.23	$1.36	$1.35	$1.46	$1.48	$1.62	$1.72	$1.85	$1.91	$2.03	$1.94	$2.21	$2.25	$2.47

Discontinued Operations	(0.03)	(0.01)	—	—	0.01	(0.01)	—	—	—	—	—	—	—	—

Continuing Operations	1.20	1.35	1.35	1.46	1.49	1.61	1.72	1.85	1.91	2.03	1.94	2.21	2.25	2.47

PSRI-COLI	(0.05)	(0.05)	0.08	(0.01)	0.01	(0.03)	—	—	—	—	—	—	—	—

Prescription Drug Tax Benefit	—	—	—	—	—	0.04	—	(0.03)	—	—	—	—	—	—

SPS FERC Order	—	—	—	—	—	—	—	—	0.04	—	—	—	—	—

Loss on Monticello LCM/EPU Project	—	—	—	—	—	—	—	—	—	—	0.16	—	—	—

Impact of Tax Cuts and Jobs Act	—	—	—	—	—	—	—	—	—	—	—	—	0.05	—
Ongoing EPS	$1.15	$1.30	$1.43	$1.45	$1.50	$1.62	$1.72	$1.82	$1.95	$2.03	$2.09	$2.21	$2.30	$2.47

(1)	Amounts in this column do not sum due to rounding.

Xcel Energy’s management believes that ongoing earnings reflects management’s performance in operating the company and provides a meaningful representation of the performance of Xcel Energy’s core business. In addition, Xcel Energy’s management uses ongoing earnings internally for financial planning and analysis, for reporting of results to the Board of Directors and when communicating its earnings outlook to analysts and investors.

2018 EPS Growth

9.8% (annual GAAP EPS growth)

7.4% (annual ongoing EPS growth)

A-1	Destination 2050

Driving Directions

The Pueblo Convention Center is located at 320 Central Main Street, Pueblo, Colorado, 81003 and is adjacent to the Courtyard by Marriott.

From the North on I-25

Take I-25 S to Exit 98B (1st St. Exit)

Turn right onto E 1st St./Center City Drive

Turn left onto Central Main St.

The convention center will be straight ahead on the left

From the South on I-25

Take I-25 N to Exit 98B (1st St. Exit)

Keep left at the fork in the ramp and turn left onto E 1st St./Center City Drive

Turn left on Central Main St.

The convention center will be straight ahead on the left

From the East on US 50

Take US 50 West to I-25 S toward Pueblo Central Business District

Take I-25 S to Exit 98B (1st St. Exit)

Turn right onto E 1st St./Center City Drive

Turn left onto Central Main St.

The convention center will be straight ahead on the left

From the West on US 50

Take US 50 West to I-25 S toward Pueblo Central Business District

Take I-25 S to Exit 98B (1st St. Exit)

Turn right onto E 1st St./Center City Drive

Turn left onto Central Main St.

The convention center will be straight ahead on the left

Parking

Parking for the Pueblo Convention Center is located in the parking garage across the street from the convention center, next to Vectra Bank.

Annual Meeting Guidelines In the interest of an orderly and constructive meeting, the following guidelines will apply to Xcel Energys 2019 Annual Meeting of Shareholders: 1. All shareholders as of the record date, or their duly appointed proxies, may attend the annual meeting. You must make a reservation in order to attend. If you are a shareholder of record and plan to attend, please contact Xcel Energys Shareholder Relations Department at CorporateSecretary@xcelenergy.com or by telephone at 612-337-2310 to make a reservation. If you hold shares through an intermediary, such as a bank or broker, and you plan to attend, you will need to send a written request for a reservation either by regular mail, fax or email, along with proof of share ownership, such as a bank or brokerage firm account statement or a letter from the broker, trustee, bank or nominee holding your shares, confirming ownership to: Shareholder Relations, Xcel Energy Inc., 414 Nicollet Mall, Minneapolis, Minnesota 55401; fax: 612-215-4504; or email: CorporateSecretary@xcelenergy.com. Reservations will be processed in the order in which they are received and must be received no later than May 10, 2019. State-issued photo identification will be required to gain admittance to the annual meeting. Each shareholder may bring one guest to the annual meeting, provided that the guest must also have valid state-issued photo identification, or, for minor children, the shareholder must sign a minor admission certification. 2. The business of the meeting will follow as set forth in the agenda, which you will receive at the meeting. If you wish to change your vote or have not voted, ballots will be distributed to you to cast your votes. 3. Shareholder questions and comments related to the business of the Company will be addressed only during the question and answer portion of the agenda at the end of the annual meeting. 4. If you wish to speak during the question and answer portion of the annual meeting, please go to the nearest microphone and state your name before asking a question. You must ask a question and direct it to the Chairman. Questions from the floor are limited to three minutes in order to provide an opportunity for as many shareholders as possible to ask questions. 5. Although personal grievances, claims and political statements are not appropriate subjects for the annual meeting, you may submit any of these to a Company representative and the Company will respond in writing. 6. The use of cameras or sound recording equipment is prohibited, except by those employed by the Company to provide a record of the proceedings. The use of cell phones and other personal communication devices also is prohibited during the annual meeting. 7. Please submit materials you wish to distribute to the Board of Directors at the annual meeting to: Corporate Secretary, Xcel Energy Inc., 414 Nicollet Mall, Minneapolis, Minnesota 55401; email: CorporateSecretary@xcelenergy.com. Materials should be received no later than May 10, 2019. 8. No firearms or weapons will be allowed in the meeting room. 9. No banners, packages or signs will be allowed in the meeting room. 10. No demonstrations or disruptive behavior will be allowed in the meeting room, and violators will be subject to removal. 11. Xcel Energy reserves the right to inspect all items, including handbags and briefcases, entering the meeting room. xcelenergy.com | © 2019 Xcel Energy Inc. | Xcel Energy is a registered trademark of Xcel Energy Inc. | 19-02-305

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945
Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR
TELEPHONE, SEE REVERSE SIDE
OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE AND RETURN THIS PROXY CARD

The Board of Directors Recommends a Vote FOR each of the nominees in Item 1 and a Vote FOR Items 2 and 3.

1.	Election of directors:
		FOR	AGAINST	WITHHOLD			FOR	AGAINST	WITHHOLD

1a.	Lynn Casey	☐	☐	☐	1h.	A. Patricia Sampson	☐	☐	☐

1b.	Richard K. Davis	☐	☐	☐	1i.	James J. Sheppard	☐	☐	☐

Please fold here – Do not separate

1c.	Ben Fowke	☐	☐	☐	1j.	David A. Westerlund	☐	☐	☐

1d.	Richard T. O’Brien	☐	☐	☐	1k.	Kim Williams	☐	☐	☐

1e.	David K. Owens	☐	☐	☐	1l.	Timothy V. Wolf	☐	☐	☐

1f.	Christopher J. Policinski	☐	☐	☐	1m.	Daniel Yohannes	☐	☐	☐

1g.	James T. Prokopanko	☐	☐	☐

2.	Company proposal to approve, on an advisory basis, executive compensation	☐ For	☐ Against	☐ Abstain

3.	Company proposal to ratify the appointment of Deloitte & Touche LLP as Xcel Energy Inc.’s independent registered public accounting firm for 2019	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement(s) or adjournment(s) thereof.

Date

Signature(s) in Box
Please sign exactly as your name(s) appears on the proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Xcel Energy Inc.

ANNUAL MEETING OF SHAREHOLDERS

Wednesday, May 15, 2019

11:00 a.m. MDT

Pueblo Convention Center

320 Central Main Street

Pueblo, Colorado 81003

Xcel Energy Inc. 414 Nicollet Mall Minneapolis, MN 55401	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 15, 2019.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, this proxy will be voted FOR each of the nominees in Item 1 and the proposals set forth in Items 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint Robert C. Frenzel, Judy M. Poferl, and Scott M. Wilensky, and each of them, with full power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held on May 15, 2019, and any adjournment(s) or postponement(s) thereof, and to vote, as designated hereon and in their discretion, with respect to any other business properly brought before the Annual Meeting, all shares of the common stock of the Company that the undersigned would be entitled to vote if personally present at such meeting, except for the shares of common stock held of record in the undersigned’s account with the Plans (defined below), the voting instructions for which are explained below.

THIS CARD ALSO CONSTITUTES YOUR VOTING INSTRUCTIONS FOR SHARES HELD OF RECORD IN THE NEW CENTURY ENERGIES, INC. EMPLOYEES’ SAVINGS AND STOCK OWNERSHIP PLAN FOR BARGAINING UNIT EMPLOYEES AND FORMER NON-BARGAINING UNIT EMPLOYEES, THE XCEL ENERGY 401(K) SAVINGS PLAN, THE NUCLEAR MANAGEMENT COMPANY, LLC NMC SAVINGS AND RETIREMENT PLAN, AND THE NEW CENTURY ENERGIES, INC. EMPLOYEE INVESTMENT PLAN FOR BARGAINING UNIT EMPLOYEES AND FORMER NON-BARGAINING UNIT EMPLOYEES (“PLANS”). THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF VOTING INSTRUCTIONS ARE NOT RECEIVED BY 11:59 p.m. EDT ON MAY 12, 2019, YOU WILL BE TREATED AS DIRECTING THE PLANS’ TRUSTEE TO VOTE THE SHARES HELD IN THE PLANS IN THE SAME PROPORTION THAT ALL OTHER ALLOCATED SHARES HELD IN THE PLANS ARE VOTED. THE UNDERSIGNED HEREBY AUTHORIZES THE TRUSTEES OF THESE PLANS TO VOTE THE UNDERSIGNED’S SHARES HELD IN ITS ACCOUNTS.

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE www.proxypush.com/xel Use the Internet to vote your proxy until 11:59 p.m. (EDT) on May 14, 2019, or 11:59 p.m. (EDT) on May 12, 2019 in the case of shares held under the Plans.	PHONE 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (EDT) on May 14, 2019, or 11:59 p.m. (EDT) on May 12, 2019 in the case of shares held under the Plans.

MAIL

Mark, sign and date your proxy

card and return it in the

postage-paid envelope provided.

Your proxy card must be received by

May 14, 2019, or by May 12, 2019

in the case of shares held

under the Plans.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.